                                                                   Exhibit 10.1

                                                                 EXECUTION COPY

















                              AMENDED AND RESTATED

                         COMMON STOCK PURCHASE AGREEMENT

                                 BY AND BETWEEN


                           KINGSBRIDGE CAPITAL LIMITED

                                       AND


                                   AKSYS, LTD.

                          DATED AS OF JANUARY 22, 2003

                                TABLE OF CONTENTS

                                                                                                      PAGE
ARTICLE I               DEFINITIONS.....................................................................2

         Section 1.01.     "Blackout Shares"............................................................2

         Section 1.02.     "Closing Date"...............................................................2

         Section 1.03.     "Commission".................................................................2

         Section 1.04.     "Commission Documents".......................................................2

         Section 1.05.     "Commitment Period"..........................................................2

         Section 1.06.     "Common Stock"...............................................................2

         Section 1.07.     "Condition Satisfaction Date"................................................2

         Section 1.08.     "Damages"....................................................................2

         Section 1.09.     "Draw Down"..................................................................2

         Section 1.10.     "Draw Down Amount"...........................................................2

         Section 1.11.     "Draw Down Discount Price"...................................................2

         Section 1.12.     "Draw Down Notice"...........................................................3

         Section 1.13.     "Draw Down Pricing Period"...................................................3

         Section 1.14.     "Effective Date".............................................................3

         Section 1.15.     "Exchange Act"...............................................................3

         Section 1.16.     "Knowledge"..................................................................3

         Section 1.17.     "Legend".....................................................................3

         Section 1.18.     "Make Whole Amount"..........................................................3

         Section 1.19.     "Material Adverse Effect"....................................................3

         Section 1.20.     "Maximum Commitment Amount"..................................................3

         Section 1.21.     "Maximum Draw Down Amount"...................................................3

         Section 1.22.     "Minimum Draw Down Amount"...................................................3

         Section 1.23.     "NASD".......................................................................3

         Section 1.24.     "Other Financing"............................................................3

         Section 1.25.     "Permitted Transaction"......................................................3

         Section 1.26.     "Person".....................................................................4

         Section 1.27.     "Principal Market"...........................................................4

         Section 1.28.     "Prohibited Transaction".....................................................4

         Section 1.29.     "Prospectus".................................................................4

         Section 1.30.     "Registrable Securities".....................................................4

         Section 1.31.     "Registration Rights Agreement"..............................................4

         Section 1.32.     "Registration Statement".....................................................4

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         Section 1.33.     "Regulation D"...............................................................4

         Section 1.34.     "Section 4(2)"...............................................................4

         Section 1.35.     "Securities Act".............................................................4

         Section 1.36.     "Settlement Date"............................................................4

         Section 1.37.     "Shares".....................................................................4

         Section 1.38.     "Threshold Price"............................................................5

         Section 1.39.     "Trading Day"................................................................5

         Section 1.40.     "Underwriter"................................................................5

         Section 1.41.     "VWAP".......................................................................5

         Section 1.42.     "Warrant"....................................................................5

         Section 1.43.     "Warrant Shares".............................................................5

ARTICLE II              PURCHASE AND SALE OF COMMON STOCK...............................................5

         Section 2.01.     Purchase and Sale of Stock...................................................5

         Section 2.02.     Closing......................................................................5

         Section 2.03.     Registration Statement and Prospectus........................................5

         Section 2.04.     Intentionally Omitted........................................................5

         Section 2.05.     Blackout Shares..............................................................5

ARTICLE III             DRAW DOWN TERMS.................................................................6

         Section 3.01.     Draw Down Notice.............................................................6

         Section 3.02.     Number of Shares.............................................................6

         Section 3.03.     Limitation on Draw Downs.....................................................6

         Section 3.04.     Trading Cushion..............................................................6

         Section 3.05.     Expiration of Draw Downs.....................................................6

         Section 3.06.     Settlement...................................................................6

         Section 3.07.     Delivery of Shares; Payment of Draw Down Amount..............................6

         Section 3.08.     Threshold Price..............................................................7

         Section 3.09.     Other Issuances..............................................................7

         Section 3.10.     Failure to Deliver Shares....................................................7

ARTICLE IV              REPRESENTATIONS AND WARRANTIES OF THE COMPANY...................................7

         Section 4.01.     Organization, Good Standing and Power........................................8

         Section 4.02.     Authorization; Enforcement...................................................8

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         Section 4.03.     Capitalization...............................................................8

         Section 4.04.     Issuance of Shares...........................................................9

         Section 4.05.     No Conflicts.................................................................9

         Section 4.06.     Commission Documents, Financial Statements...................................9

         Section 4.07.     No Material Adverse Change..................................................10

         Section 4.08.     No Undisclosed Liabilities..................................................10

         Section 4.09.     No Undisclosed Events or Circumstances......................................10

         Section 4.10.     Actions Pending.............................................................10

         Section 4.11.     Compliance with Law.........................................................11

         Section 4.12.     Certain Fees................................................................11

         Section 4.13.     Disclosure..................................................................11

         Section 4.14.     Material Non-Public Information.............................................11

         Section 4.15.     Exemption from Registration; Valid Issuances................................11

         Section 4.16.     No General Solicitation or Advertising in Regard to this Transaction........12

         Section 4.17.     No Integrated Offering......................................................12

         Section 4.18.     Acknowledgment Regarding Investor's Purchase of Shares......................12

ARTICLE V               REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE INVESTOR......................12

         Section 5.01.     Organization and Standing of the Investor...................................12

         Section 5.02.     Authorization and Power.....................................................12

         Section 5.03.     No Conflicts................................................................12

         Section 5.05.     Information.................................................................13

         Section 5.06.     Selling Restrictions........................................................13

ARTICLE VI              COVENANTS OF THE COMPANY.......................................................14

         Section 6.01.     Securities..................................................................14

         Section 6.02.     Reservation of Common Stock.................................................14

         Section 6.03.     Registration and Listing....................................................14

         Section 6.04.     Registration Statement......................................................14

         Section 6.05.     Compliance with Laws........................................................14

         Section 6.06.     Reporting Requirements......................................................15

         Section 6.07.     Other Financing.............................................................15

         Section 6.08.     Prohibited Transactions.....................................................15

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         Section 6.09.     Corporate Existence.........................................................15

         Section 6.10.     Non-Disclosure of Non-Public Information....................................15

         Section 6.11.     Notice of Certain Events Affecting Registration; Suspension of Right to Request a Draw
                           Down........................................................................16

         Section 6.12.     Amendments to the Registration Statement....................................16

         Section 6.13.     Prospectus Delivery.........................................................16

         Section 6.14.     Expectations Regarding Draw Downs...........................................16

ARTICLE VII             CONDITIONS TO THE OBLIGATION OF THE INVESTOR TO ACCEPT A DRAW DOWN.............16

         Section 7.01.     Accuracy of the Company's Representations and Warranties....................17

         Section 7.02.     Performance by the Company..................................................17

         Section 7.03.     Compliance with Law.........................................................17

         Section 7.04.     Effective Registration Statement............................................17

         Section 7.05.     No Knowledge................................................................17

         Section 7.06.     No Suspension...............................................................17

         Section 7.07.     No Injunction...............................................................17

         Section 7.08.     No Proceedings or Litigation................................................17

         Section 7.09.     Section 16 Limitation.......................................................18

         Section 7.10.     Sufficient Shares Registered for Resale.....................................18

         Section 7.11.     Warrant.....................................................................18

         Section 7.12.     Opinion of Counsel..........................................................18

ARTICLE VIII            LEGENDS........................................................................18

         Section 8.01.     Legends.....................................................................18

         Section 8.02.     No Other Legend or Stock Transfer Restrictions..............................19

ARTICLE IX              TERMINATION....................................................................20

         Section 9.01.     Term........................................................................20

         Section 9.02.     Other Termination...........................................................20

         Section 9.03.     Effect of Termination.......................................................20

ARTICLE X               INDEMNIFICATION................................................................21

         Section 10.01.    Indemnification.............................................................21

         Section 10.02.    Notification of Claims for Indemnification..................................22

         Section 10.03.    Dispute Resolution..........................................................23

ARTICLE XI              MISCELLANEOUS..................................................................24

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         Section 11.01.    Fees and Expenses...........................................................24

         Section 11.02.    Reporting Entity for the Common Stock.......................................24

         Section 11.03.    Brokerage...................................................................24

         Section 11.04.    Notices.....................................................................24

         Section 11.05.    Assignment..................................................................25

         Section 11.06.    Amendment; No Waiver........................................................25

         Section 11.07.    Entire Agreement............................................................25

         Section 11.08.    Severability................................................................26

         Section 11.09.    Title and Subtitles.........................................................26

         Section 11.10.    Counterparts................................................................26

         Section 11.11.    Choice of Law...............................................................26

         Section 11.12.    Specific Enforcement, Consent to Jurisdiction...............................26

         Section 11.13.    Survival....................................................................26

         Section 11.14.    Publicity...................................................................26

         Section 11.15.    Further Assurances..........................................................27

              AMENDED AND RESTATED COMMON STOCK PURCHASE AGREEMENT

                                 BY AND BETWEEN

                           KINGSBRIDGE CAPITAL LIMITED

                                       AND

                                   AKSYS, LTD.

                          dated as of January 22, 2002



         This AMENDED AND RESTATED COMMON STOCK PURCHASE AGREEMENT is entered into as of the 22nd day of January (this "AGREEMENT"), by and between Kingsbridge Capital Limited, an entity organized and existing under the laws of the British Virgin Islands (the "INVESTOR") and AKSYS, LTD., a corporation organized and existing under the laws of the State of Delaware (the "COMPANY").

                  WHEREAS, the parties desire that, upon the terms and subject to the conditions set forth herein, the Company may issue and sell to the Investor, from time to time as provided herein, and the Investor shall purchase from the Company, Common Stock (as defined below) for an aggregate of up to $15 million; and

                  WHEREAS, such investments will be made in reliance upon the provisions of Section 4(2) ("SECTION 4(2)") and Regulation D ("REGULATION D") of the United States Securities Act of 1933, as amended and the rules and regulations promulgated thereunder (the "SECURITIES ACT"), and/or upon such other exemption from the registration requirements of the Securities Act as may be available with respect to any or all of the investments in Common Stock to be made hereunder; and

                  WHEREAS, the parties hereto are concurrently entering into an Amended and Restated Registration Rights Agreement in the form of Exhibit A hereto (the "REGISTRATION RIGHTS AGREEMENT") pursuant to which the Company shall register the Common Stock issued and sold to the Investor under this Agreement and under the Warrant, upon the terms and subject to the conditions set forth therein;

                  WHEREAS, in consideration for the Investor's execution and delivery of, and its performance of its obligations under, the Original Agreement, on October 15, 2002 the Company issued to the Investor a Warrant in the form of Exhibit B hereto (the "WARRANT") pursuant to which the Investor may purchase from the Company up to 200,000 shares of Common Stock, upon the terms and subject to the conditions set forth therein; and

                  WHEREAS, the parties hereto entered into a Common Stock Purchase Agreement, dated as of October 15, 2002 (the "ORIGINAL AGREEMENT"), and desire to amend and restate the Original Agreement in its entirety hereby;

         NOW, THEREFORE, the parties hereto agree to amend and restate the Original Agreement in its entirety as follows:

                                    ARTICLE I

                                   DEFINITIONS

         Section 1.01. "BLACKOUT SHARES" shall have the meaning assigned to such term in the Registration Rights Agreement.

         Section 1.02. "CLOSING DATE" means the date on which this Agreement is executed and delivered by the Company and the Investor.

         Section 1.03. "COMMISSION" means the United States Securities Exchange Commission.

         Section 1.04. "COMMISSION DOCUMENTS" shall have the meaning assigned to such term in Section 4.06 hereof.

         Section 1.05. "COMMITMENT PERIOD" means the period commencing on the Effective Date and expiring on the earliest to occur of (x) the date on which the Investor shall have purchased Shares pursuant to this Agreement for an aggregate purchase price equal to the Maximum Commitment Amount, (y) the date this Agreement is terminated pursuant to Article IX hereof, and (z) the date occurring 24 months from the Effective Date.

         Section 1.06. "COMMON STOCK" means the common stock of the Company, $0.01 par value per share.

         Section 1.07. "CONDITION SATISFACTION DATE" shall have the meaning assigned to such term in Article VII hereof.

         Section 1.08. "DAMAGES" means any loss, claim, damage, liability, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses and costs and reasonable expenses of expert witnesses and investigation).

         Section 1.09. "DRAW DOWN" shall have the meaning assigned to such term in Section 3.01 hereof.

         Section 1.10. "DRAW DOWN AMOUNT" means the actual amount of a Draw Down paid to the Company.

         Section 1.11. "DRAW DOWN DISCOUNT PRICE" means (i) 90% of the VWAP on any Trading Day during the Draw Down Pricing Period when the VWAP is equal to or exceeds $2.00 but is less than $10.00, and (ii) 92% of the VWAP on any Trading Day during the Draw Down Pricing Period when the VWAP is equal to or exceeds $10.00.

         Section 1.12. "DRAW DOWN NOTICE" shall have the meaning assigned to such term in Section 3.01 hereof.

         Section 1.13. "DRAW DOWN PRICING PERIOD" shall mean, with respect to each Draw Down, a period of fifteen (15) consecutive Trading Days beginning on the first Trading Day specified in a Draw Down Notice.

         Section 1.14. "EFFECTIVE DATE" means the first Trading Day immediately following the date on which the Registration Statement is declared effective by the Commission.

         Section 1.15. "EXCHANGE ACT" means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

         Section 1.16. "KNOWLEDGE" means the actual knowledge of the Chief Executive Officer, Chief Financial Officer or any Senior Vice President of the Company.

         Section 1.17. "LEGEND" shall have the meaning specified in Section 8.1.

         Section 1.18. "MAKE WHOLE AMOUNT" shall have the meaning specified in
Section 3.10.

         Section 1.19. "MATERIAL ADVERSE EFFECT" means any effect on the business, operations, properties or financial condition of the Company and its consolidated subsidiaries that is material and adverse to the Company and such subsidiaries, taken as a whole, and/or any condition, circumstance, or situation that would prohibit or otherwise interfere with the ability of the Company to perform any of its obligations under this Agreement, the Registration Rights Agreement or the Warrant in any material respect; PROVIDED, that either of the following shall not constitute a "Material Adverse Effect": (i) the effects of conditions or events that are generally applicable to the capital, financial, banking or currency markets and (ii) any changes or effects resulting from the announcement or consummation of the transactions contemplated by this Agreement, including, without limitation, any changes or effects associated with any particular Draw Down.

         Section 1.20. "MAXIMUM COMMITMENT AMOUNT" means $15 million in aggregate Draw Down Amounts.

         Section 1.21. "MAXIMUM DRAW DOWN AMOUNT" means 2.5% of the Company's Market Capitalization (as defined and calculated in accordance with Annex A) at the time of the Draw Down; PROVIDED, HOWEVER, that such amount shall not exceed $5 million in respect of any Draw Down.

         Section 1.22. "MINIMUM DRAW DOWN AMOUNT" means $250,000.

         Section 1.23. "NASD" means the National Association of Securities Dealers, Inc.

         Section 1.24. "OTHER FINANCING" shall have the meaning assigned to such term in Section 6.07 hereof.

         Section 1.25. "PERMITTED TRANSACTION" shall have the meaning assigned to such term in Section 6.07 hereof.

         Section 1.26. "PERSON" means any individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including any government or political subdivision or an agency or instrumentality thereof.

         Section 1.27. "PRINCIPAL MARKET" means the Nasdaq National Market, the Nasdaq SmallCap Market, the American Stock Exchange or the New York Stock Exchange, whichever is at the time the principal trading exchange or market for the Common Stock.

         Section 1.28. "PROHIBITED TRANSACTION" shall have the meaning assigned to such term in Section 6.08 hereof.

         Section 1.29. "PROSPECTUS" as used in this Agreement means the prospectus in the form included in the Registration Statement, as supplemented from time to time pursuant to Rule 424(b) of the Securities Act.

         Section 1.30. "REGISTRABLE SECURITIES" means (i) the Shares, (ii) the Warrant Shares, and (iii) any securities issued or issuable with respect to any of the foregoing by way of exchange, stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise. As to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities when (w) the Registration Statement has been declared effective by the SEC and such Registrable Securities have been disposed of pursuant to the Registration Statement, (x) such Registrable Securities have been sold under circumstances under which all of the applicable conditions of Rule 144 (or any similar provision then in force) under the Securities Act ("RULE 144") are met, (y) such time as such Registrable Securities have been otherwise transferred to holders who may trade such shares without restriction under the Securities Act, and the Company has delivered a new certificate or other evidence of ownership for such securities not bearing a restrictive legend or (z) in the opinion of counsel to the Company such Registrable Securities may be sold without registration and without any time, volume or manner limitations pursuant to Rule 144(k) (or any similar provision then in effect) under the Securities Act.

         Section 1.31. "REGISTRATION RIGHTS AGREEMENT" shall have the meaning set forth in the recitals of this Agreement.

         Section 1.32. "REGISTRATION STATEMENT" shall have the meaning assigned to such term in the Registration Rights Agreement.

         Section 1.33. "REGULATION D" shall have the meaning set forth in the recitals of this Agreement.

         Section 1.34. "SECTION 4(2)" shall have the meaning set forth in the recitals of this Agreement.

         Section 1.35. "SECURITIES ACT" means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

         Section 1.36. "SETTLEMENT DATE" shall have the meaning assigned to such term in Section 3.06 hereof.

         Section 1.37. "SHARES" means the shares of Common Stock of the Company that are and/or may be purchased hereunder.

         Section 1.38. "THRESHOLD PRICE" means the lowest "Draw Down Discount Price" (as specified in a Draw Down Notice) at which the Company will agree to sell Shares during the applicable Draw Down Pricing Period, which price shall not be less than $2.00 per share.

         Section 1.39. "TRADING DAY" means any day other than a Saturday or a Sunday on which the Principal Market is open for trading in equity securities.

         Section 1.40. "UNDERWRITER" shall mean any underwriter participating in any disposition of the Registrable Securities on behalf of the Investor pursuant to the Registration Statement.

         Section 1.41. "VWAP" means the volume weighted average price of the Common Stock during any Trading Day as reported by Bloomberg, L.P. using the AQR function.

         Section 1.42. "WARRANT" shall have the meaning set forth in the recitals of this Agreement.

         Section 1.43. "WARRANT SHARES" means the shares of Common Stock issuable to the Investor upon exercise of the Warrant.

                                 ARTICLE II

                        PURCHASE AND SALE OF COMMON STOCK

         Section 2.01. PURCHASE AND SALE OF STOCK. Upon the terms and subject to the conditions set forth in this Agreement, the Company shall issue and sell to the Investor and the Investor shall purchase from the Company Common Stock for an aggregate (in Draw Down Amounts) of up to the Maximum Commitment Amount, consisting of purchases based on Draw Downs in accordance with Article III hereof.

         Section 2.02. CLOSING. In consideration of and in express reliance upon the representations, warranties, covenants, terms and conditions of this Agreement, the Company agrees to issue and sell to the Investor, and the Investor agrees to purchase from the Company, that number of the Shares to be issued in connection with each Draw Down. The closing of the execution and delivery of this Agreement (the "CLOSING") shall take place at the offices of Clifford Chance US LLP, 200 Park Avenue, New York, NY 10166 at 11:00 a.m. local time on January 22, 2003, or at such other time and place or on such date as the Investor and the Company may agree upon (the "CLOSING DATE"). Each party shall deliver all documents, instruments and writings required to be delivered by such party pursuant to this Agreement at or prior to the Closing.

         Section 2.03. REGISTRATION STATEMENT AND PROSPECTUS. Promptly after the Closing, the Company shall prepare and file with the Commission the Registration Statement (including the Prospectus) in accordance with the provisions of the Securities Act and the Registration Rights Agreement.

         Section 2.04. INTENTIONALLY OMITTED.

         Section 2.05. BLACKOUT SHARES. The Company shall issue and deliver any Blackout Shares, if any, to the Investor in accordance with Section 1(e) of the Registration Rights Agreement.

                                   ARTICLE III

                                 DRAW DOWN TERMS

         Subject to the satisfaction of the conditions hereinafter set forth in this Agreement, the parties agree as follows:

         Section 3.01. DRAW DOWN NOTICE. The Company, may, in its sole discretion, issue a Draw Down Notice with respect to a Draw Down up to a Draw Down Amount equal to the Maximum Draw Down Amount (each, a "DRAW DOWN") during the Commitment Period, which Draw Down the Investor will be obligated to accept. The Company shall inform the Investor via facsimile transmission, with a copy to the Investor's counsel, as to the Draw Down Amount the Company wishes to exercise before commencement of trading on the first Trading Day of any Draw Down Pricing Period (the "DRAW DOWN NOTICE"). In addition to the Draw Down Amount, each Draw Down Notice shall specify the Threshold Price in respect of the applicable Draw Down and shall designate the first Trading Day of the Draw Down Pricing Period. In no event shall any Draw Down Amount be less than the Minimum Draw Down Amount or exceed the Maximum Draw Down Amount. Each Draw Down Notice shall be accompanied by a certificate, signed by the Chief Executive Officer or Chief Financial Officer dated, as of the date of such Draw Down Notice, in the form of EXHIBIT C hereof.

         Section 3.02. NUMBER OF SHARES. The number of Shares to be issued in connection with each Draw Down shall be equal to the sum of the quotients (for each Trading Day of the Draw Down Pricing Period for which the Draw Down Discount Price equals or exceeds the Threshold Price) of one fifteenth (1/15th) of the Draw Down Amount divided by the applicable Draw Down Discount Price.

         Section 3.03. LIMITATION ON DRAW DOWNS. Only one Draw Down shall be permitted for each Draw Down Pricing Period.

         Section 3.04. TRADING CUSHION. There shall be a minimum of five (5) Trading Days between the expiration of any Draw Down Pricing Period and the beginning of the next succeeding Draw Down Pricing Period.

         Section 3.05. EXPIRATION OF DRAW DOWNS. Each Draw Down will expire on the last Trading Day of each Draw Down Pricing Period.

         Section 3.06. SETTLEMENT. The number of Shares purchased by the Investor with respect to each Draw Down shall be determined and settled on a periodic basis in respect of the applicable Draw Down Pricing Period. Settlement in respect of each determination shall be made no later than the third Trading Day after the fifth, tenth and fifteenth day of the Draw Down Pricing Period. Each date on which settlement of the purchase and sale of Shares occurs hereunder being referred to as a "SETTLEMENT DATE." The Investor shall provide the Company with delivery instructions for the Shares to be issued at each Settlement Date at least two Trading Days in advance of such Settlement Date (except to the extent previously provided). The number of Shares actually issued shall be rounded to the nearest whole number of Shares.

         Section 3.07. DELIVERY OF SHARES; PAYMENT OF DRAW DOWN AMOUNT. On each Settlement Date, the Company shall deliver the Shares purchased by the Investor to the Investor or its designees via book-entry through the Depositary Trust Company to an account designated by the Investor, and upon receipt of the Shares, the Investor shall cause payment therefor to be made to the Company's designated account by wire transfer of immediately available funds, if the Shares are received by the Investor no later than 1:00 p.m. (Eastern Time), or next day available funds, if the Shares are received thereafter.

         Section 3.08. THRESHOLD PRICE. For each Trading Day during a Draw Down Pricing Period that the Draw Down Discount Price is less than the Threshold Price, no Shares shall be purchased or sold on such Trading Day and the total amount of the Draw Down Amount in respect of such Draw Down Pricing Period shall be reduced by one fifteenth (1/15th). At no time shall the Threshold Price be set below $2.00. If trading in the Company's Common Stock is suspended for any reason for more than three (3) consecutive or non-consecutive hours during any Trading Day during a Draw Down Pricing Period, the Draw Down Discount Price shall be deemed to be less than the Threshold Price for that Trading Day.

         Section 3.09. OTHER ISSUANCES. If during any Draw Down Pricing Period the Company shall (with the consent of the Investor pursuant to Section 6.07 or 6.08 hereof, if applicable) issue any shares of Common Stock to any Person other than the Investor (other than shares of Common Stock issued in connection with a Permitted Transaction), that the applicable Draw Down Notice shall be deemed null and void and the Investor shall promptly return to the Company any and all Shares transferred to the Investor in respect of any Settlement Date(s) during such Draw Down Pricing Period and the Company shall promptly thereafter pay to the Investor by wire transfer of immediately available funds to an account designated by the Investor that portion of the applicable Draw Down Amount paid to the Company in respect of such Settlement Date(s).

         Section 3.10. FAILURE TO DELIVER SHARES. If on any Settlement Date, the Company fails to deliver the Shares to be purchased by the Investor, and such failure is not cured within ten (10) Trading Days following the date on which the Investor delivered payment for such Shares, the Company shall pay to the Investor on demand in cash by wire transfer of immediately available funds to an account designated by the Investor the "MAKE WHOLE AMOUNT;" PROVIDED, HOWEVER, that in the event that the Company is prevented from delivering Shares in respect of any such Settlement Date in a timely manner by any fact or circumstance that is reasonably within the control of, or directly attributable to, the Investor, then such ten (10) Trading Day period shall be automatically extended until such time as such fact or circumstance is cured. As used herein, the Make Whole Amount shall be an amount equal to the sum of (i) the Draw Down Amount actually paid by the Investor in respect of such Shares plus (ii) an amount equal to actual loss suffered by the Investor in respect of sales of such Shares to subsequent purchasers, which shall be based upon documentation reasonably satisfactory to the Company demonstrating the difference (if greater than zero) between (A) the price per share paid by the Investor to purchase such number of shares of Common Stock necessary for the Investor to meet its share delivery obligations to such subsequent purchasers minus (B) the average Draw Down Discount Price during the applicable Draw Down Pricing Period. In the event that the Make Whole Amount is not paid within two (2) Trading Days following a demand therefor from the Investor, the Make Whole Amount shall accrue interest compounded daily at a rate of five percent (5%) per annum up to and including the date on which the Make Whole Amount is actually paid. Notwithstanding anything to the contrary set forth in this Agreement, in the event that the Company pays the Make Whole Amount (plus interest, if applicable) in respect of any Settlement Date in accordance with this Section 3.10, such payment shall be the Investor's sole remedy in respect of the Company's failure to deliver Shares in respect of such Settlement Date.


                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company hereby makes the following representations and warranties to the Investor:

         Section 4.01. ORGANIZATION, GOOD STANDING AND POWER. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Except as set forth in the Commission Documents (as defined below), the Company does not own more than fifty percent (50%) of the outstanding capital stock of or control any other business entity, other than any wholly-owned subsidiary that is not "significant" within the meaning of Regulation S-X promulgated by the Commission. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, other than those in which the failure so to qualify or be in good standing would not have a Material Adverse Effect.

         Section 4.02. AUTHORIZATION; ENFORCEMENT. (i) The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Registration Rights Agreement and the Warrant and to issue the Shares, the Warrant, the Warrant Shares and any Blackout Shares (except to the extent that the number of Blackout Shares required to be issued exceeds the number of authorized shares of Common Stock under the Certificate); (ii) the execution and delivery of this Agreement and the Registration Rights Agreement, and the execution, issuance and delivery of the Warrant, by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action and no further consent or authorization of the Company or its Board of Directors or stockholders is required (other than as contemplated by Section 6.05); and (iii) each of this Agreement and the Registration Rights Agreement has been duly executed and delivered, and the Warrant has been duly executed, issued and delivered, by the Company and constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

         Section 4.03. CAPITALIZATION. The authorized capital stock of the Company and the shares thereof issued and outstanding as of September 30, 2002 are set forth on SCHEDULE 4.03 attached. All of the outstanding shares of the Common Stock have been duly and validly authorized and issued, and are fully paid and non-assessable. Except as set forth in this Agreement or on SCHEDULE
4.03 attached hereto, as of the date hereof no shares of Common Stock are entitled to preemptive rights or registration rights and there are no outstanding options, warrants, scrip, rights to subscribe to, call or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for or giving any right to subscribe for, any shares of capital stock of the Company. Except as set forth in this Agreement or on SCHEDULE 4.03, as of the date hereof, there are no contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional shares of the capital stock of the Company or options, securities or rights convertible into or exchangeable for or giving any right to subscribe for any shares of capital stock of the Company. Except as set forth on
SCHEDULE 4.03, as of the date hereof the Company is not a party to any agreement granting registration rights to any Person with respect to any of its equity or debt securities. Except as set forth on SCHEDULE 4.03, as of the date hereof the Company is not a party to, and it has no Knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock of the Company. The offer and sale of all capital stock, convertible securities, rights, warrants, or options of the Company issued during the twenty-four month period immediately prior to the Closing complied with all applicable federal and state securities laws, and no stockholder has a right of rescission or damages with respect thereto that could reasonably be expected to have a Material Adverse Effect. The Company has furnished or made available to the Investor true and correct copies of the Company's Restated Certificate of Incorporation, as amended and in effect on the date hereof (the "CERTIFICATE"), and the Company's Bylaws, as amended and in effect on the date hereof (the "BYLAWS").

         Section 4.04. ISSUANCE OF SHARES. The Shares, the Warrant and the Warrant Shares have been, and any Blackout Shares will be, duly authorized by all necessary corporate action (except to the extent that the number of Blackout Shares required to be issued exceeds the number of authorized shares of Common Stock under the Certificate) and, when issued and paid for in accordance with the terms of this Agreement, the Registration Rights Agreement and the Warrant, the Shares and the Warrant Shares shall be validly issued and outstanding, fully paid and non-assessable, and the Investor shall be entitled to all rights accorded to a holder of shares of Common Stock.

         Section 4.05. NO CONFLICTS. The execution, delivery and performance of this Agreement, the Registration Rights Agreement, the Warrant and any other document or instrument contemplated hereby or thereby, by the Company and the consummation by the Company of the transactions contemplated hereby and thereby do not: (i) violate any provision of the Certificate or Bylaws, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company is a party, (iii) create or impose a lien, charge or encumbrance on any property of the Company under any agreement or any commitment to which the Company is a party or by which the Company is bound or by which any of its respective properties or assets are bound, or (iv) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries are bound or affected, except, in all cases, for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect. The Company is not required under federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement, the Registration Rights Agreement or the Warrant, or issue and sell the Shares, the Warrant Shares or the Blackout Shares (except to the extent that the number of Blackout Shares required to be issued exceeds the number of authorized shares of Common Stock under the Certificate) in accordance with the terms hereof and thereof (other than any filings that may be required to be made by the Company with the Commission, the NASD/Nasdaq or state securities commissions subsequent to the Closing, and, any registration statement (including any amendment or supplement thereto) which may be filed pursuant hereto); PROVIDED that, for purposes of the representation made in this sentence, the Company is assuming and relying upon the accuracy of the relevant representations and agreements of the Investor herein.

         Section 4.06. COMMISSION DOCUMENTS, FINANCIAL STATEMENTS. The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act and the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the Commission pursuant to the reporting requirements of the Exchange Act, including material filed pursuant to
Section 13(a) or 15(d) of the Exchange Act (all of the foregoing, including filings incorporated by reference therein, being referred to herein as the "COMMISSION

DOCUMENTS"). The Company has maintained all requirements for the continued listing or quotation of its Common Stock, and such Common Stock is currently listed or quoted on the Nasdaq National Market. The Company has made available to the Investor true and complete copies of the Commission Documents filed with the Commission since December 31, 2001 and prior to the Closing Date. The Company has not provided to the Investor any information which, according to applicable law, rule or regulation, should have been disclosed publicly by the Company but which has not been so disclosed, other than with respect to the transactions contemplated by this Agreement. As of its date, the Company's Form 10-K for the year ended December 31, 2001 complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder applicable to such document, and, as of its date, after giving effect to the information disclosed and incorporated by reference therein, such Form 10-K did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the Commission Documents filed with the Commission since December 31, 2001 complied as to form and substance in all material respects with applicable accounting requirements and the published rules and regulations of the Commission or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements), and fairly present in all material respects the financial position of the Company and its subsidiaries as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

         Section 4.07. NO MATERIAL ADVERSE CHANGE. Except as disclosed in the Commission Documents, since December 31, 2001 no event or series of events has or have occurred that would, individually or in the aggregate, have a Material Adverse Effect on the Company.

         Section 4.08. NO UNDISCLOSED LIABILITIES. Neither the Company nor any of its subsidiaries has any liabilities, obligations, claims or losses (whether liquidated or unliquidated, secured or unsecured, absolute, accrued, contingent or otherwise) that would be required to be disclosed on a balance sheet of the Company or any subsidiary (including the notes thereto) in conformity with GAAP and are not disclosed in the Commission Documents, other than those incurred in the ordinary course of the Company's or its subsidiaries respective businesses since December 31, 2001 and which, individually or in the aggregate, do not or would not have a Material Adverse Effect on the Company.

         Section 4.09. NO UNDISCLOSED EVENTS OR CIRCUMSTANCES. No event or circumstance has occurred or exists with respect to the Company or its subsidiaries or their respective businesses, properties, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed and which, individually or in the aggregate, do not or would not have a Material Adverse Effect on the Company.

         Section 4.10. ACTIONS PENDING. There is no action, suit, claim, investigation or proceeding pending or, to the Knowledge of the Company, threatened against the Company or any subsidiary which questions the validity of this Agreement or the transactions contemplated hereby or any action taken or to be taken pursuant hereto or thereto. Except as set forth in the

Commission Documents or on SCHEDULE 4.10, there is no action, suit, claim, investigation or proceeding pending or, to the Knowledge of the Company, threatened, against or involving the Company, any subsidiary or any of their respective properties or assets that could be reasonably expected to have a Material Adverse Effect on the Company. Except as set forth in the Commission Documents or on SCHEDULE 4.10, no judgment, order, writ, injunction or decree or award has been issued by or, so far as is known by the Company, requested of any court, arbitrator or governmental agency which might result in a Material Adverse Effect.

         Section 4.11. COMPLIANCE WITH LAW. The businesses of the Company and its subsidiaries have been and are presently being conducted in accordance with all applicable federal, state and local governmental laws, rules, regulations and ordinances, except as set forth in the Commission Documents or such that would not reasonably be expected to cause a Material Adverse Effect. The Company and each of its subsidiaries have all franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals necessary for the conduct of its business as now being conducted by it, except for such franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals, the failure to possess which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

         Section 4.12. CERTAIN FEES. Except as expressly set forth in this Agreement, no brokers, finders or financial advisory fees or commissions will be payable by the Company or any of its subsidiaries in respect of the transactions contemplated by this Agreement.

         Section 4.13. DISCLOSURE. To the best of the Company's Knowledge, neither this Agreement nor the Schedules hereto nor any other documents, certificates or instruments furnished to the Investor by or on behalf of the Company or any subsidiary in connection with the transactions contemplated by this Agreement contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made herein or therein, in the light of the circumstances under which they were made herein or therein, not misleading.

         Section 4.14. MATERIAL NON-PUBLIC INFORMATION. Except for this Agreement and the transactions contemplated hereby, neither the Company nor its agents have disclosed to the Investor, any material non-public information that ,according to applicable law, rule or regulation, should have been disclosed publicly by the Company prior to the date hereof but which has not been so disclosed.

         Section 4.15. EXEMPTION FROM REGISTRATION; VALID ISSUANCES. The issuance and sale of the Shares, the Warrant, the Warrant Shares and any Blackout Shares in accordance with the terms and on the bases of the representations and warranties set forth in this Agreement, may and shall be properly issued pursuant to Section 4(2), Regulation D and/or any other applicable federal and state securities laws. Neither the sales of the Shares, the Warrant, the Warrant Shares or any Blackout Shares pursuant to, nor the Company's performance of its obligations under, this Agreement, the Registration Rights Agreement, or the Warrant shall (i) result in the creation or imposition of any liens, charges, claims or other encumbrances upon the Shares, the Warrant Shares, any Blackout Shares or any of the assets of the Company, or (ii) entitle the holders of any outstanding shares of capital stock of the Company to preemptive or other rights to subscribe to or acquire the shares of Common Stock or other securities of the Company. The Shares, the Warrant Shares and any Blackout Shares shall not subject the Investor to personal liability by reason of the ownership thereof.

         Section 4.16. NO GENERAL SOLICITATION OR ADVERTISING IN REGARD TO THIS TRANSACTION. Neither the Company nor any of its affiliates or any person acting on its or their behalf (i) has conducted any general solicitation (as that term is used in Rule 502(c) of Regulation D) or general advertising with respect to any of the Shares, the Warrant, the Warrant Shares or any Blackout Shares or
(ii) has made any offers or sales of any security or solicited any offers to buy any security under any circumstances that would require registration of the Shares under the Securities Act.

         Section 4.17. NO INTEGRATED OFFERING. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, other than pursuant to this Agreement and employee benefit plans, under circumstances that would require registration under the Securities Act of shares of the Common Stock issuable hereunder with any other offers or sales of securities of the Company.

         Section 4.18. ACKNOWLEDGMENT REGARDING INVESTOR'S PURCHASE OF SHARES. The Company acknowledges and agrees that the Investor is acting solely in the capacity of an arm's length Investor with respect to this Agreement and the transactions contemplated hereunder. The Company further acknowledges that the Investor is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereunder and any advice given by the Investor or any of its representatives or agents in connection with this Agreement and the transactions contemplated hereunder is merely incidental to the Investor's purchase of the Shares.

                                   ARTICLE V

            REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE INVESTOR

         The Investor hereby makes the following representations, warranties and covenants to the Company:

         Section 5.01. ORGANIZATION AND STANDING OF THE INVESTOR. The Investor is an entity duly organized, validly existing and in good standing under the laws of the British Virgin Islands.

         Section 5.02. AUTHORIZATION AND POWER. The Investor has the requisite power and authority to enter into and perform its obligations under this Agreement, the Registration Rights Agreement and the Warrant and to purchase the Shares in accordance with the terms hereof. The execution, delivery and performance of this Agreement by Investor and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action, and no further consent or authorization of the Investor, its Board of Directors or stockholders is required. This Agreement has been duly executed and delivered by the Investor and constitutes a valid and binding obligation of the Investor enforceable against the Investor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership, or similar laws relating to, or affecting generally the enforcement of creditor's rights and remedies or by other equitable principles of general application.

         Section 5.03. NO CONFLICTS. The execution, delivery and performance of this Agreement, the Registration Rights Agreement, the Warrant and any other document or instrument contemplated hereby, by the Investor and the consummation of the transactions contemplated thereby do not (i) violate any provision of the Investor's charter documents or bylaws, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Investor is a party,
(iii) create or impose a lien, charge or encumbrance on any property of the Investor under any agreement or any commitment to which the Investor is a party or by which the Investor is bound or by which any of its respective properties or assets are bound or (iv) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Investor or by which any property or asset of the Investor are bound or affected, except in all cases, for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, prohibit or otherwise interfere with the ability of the Investor to enter into and perform its obligations under this Agreement in any material respect. The Investor is not required under federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or to purchase the Shares in accordance with the terms hereof, PROVIDED that, for purposes of the representation made in this sentence, the Investor is assuming and relying upon the accuracy of the relevant representations and agreements of the Company herein.

         Section 5.04. FINANCIAL CAPABILITY The Investor has the financial capability to perform all of its obligations under this Agreement, including the capability to purchase the Shares in accordance with the terms hereof.

         Section 5.05. INFORMATION. The Investor and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Shares which have been requested by the Investor. The Investor and its advisors, if any, have been afforded the opportunity to ask questions of the Company. The Investor has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Shares. The Investor understands that it (and not the Company) shall be responsible for its own tax liabilities that may arise as a result of this investment or the transactions contemplated by this Agreement.

         Section 5.06. SELLING RESTRICTIONS. The Investor covenants that during the Commitment Period, neither the Investor nor any of its affiliates nor any entity managed by the Investor will ever (i) be in a short position with respect to shares of the Common Stock in any accounts directly or indirectly managed by the Investor or any affiliate of the Investor or any entity managed by the Investor or (ii) engage in any transaction intended to reduce the economic risk of ownership of shares of Common Stock (including, without limitation, the purchase of any option or contract to sell) that would, directly or indirectly, have an effect substantially equivalent to selling short such shares of Common Stock that are subject to, underlie or may be deliverable in satisfaction of such transaction or otherwise may be reasonably be expected to adversely affect the market price of the Common Stock. Notwithstanding the foregoing, the Investor shall have the right during any Draw Down Pricing Period to sell shares of the Company's Common Stock equal in number to the aggregate number of the Shares to be purchased pursuant to the applicable Draw Down Notice.

                                   ARTICLE VI

                            COVENANTS OF THE COMPANY

         The Company covenants with the Investor as follows, which covenants are for the benefit of the Investor and its permitted assignees (as defined herein):

         Section 6.01. SECURITIES. The Company shall notify the Commission and the Principal Market, if and as applicable, in accordance with their rules and regulations, of the transactions contemplated by this Agreement, and shall use commercially reasonable efforts to take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Shares, the Warrant Shares and the Blackout Shares, if any, to the Investor.

         Section 6.02. RESERVATION OF COMMON STOCK. As of the date hereof, the Company has available and the Company shall reserve and keep available at all times, free of preemptive rights and other similar contractual rights of stockholders, shares of Common Stock for the purpose of enabling the Company to satisfy any obligation to issue the Shares in connection with all Draw Downs contemplated hereunder and the Warrant Shares. The number of shares so reserved from time to time, as theretofore increased or reduced as hereinafter provided, may be reduced by the number of shares actually delivered hereunder.

         Section 6.03. REGISTRATION AND LISTING. During the Commitment Period, the Company shall use commercially reasonable efforts: (i) to take all action necessary to cause its Common Stock to continue to be registered under Section 12(b) or 12(g) of the Exchange Act, (ii) to comply in all respects with its reporting and filing obligations under the Exchange Act, (iii) to prevent the termination or suspension such registration, or the termination or suspension of its reporting and filing obligations under the Exchange Act or Securities Act (except as expressly permitted herein). The Company shall use commercially reasonable efforts necessary to maintain the listing and trading of its Common Stock and the listing of the Shares purchased by Investor hereunder on the Principal Market (including, without limitation, maintaining sufficient net tangible assets) and will comply in all material respects with the Company's reporting, filing and other obligations under the bylaws or rules of the NASD and the Principal Market.

         Section 6.04. REGISTRATION STATEMENT. Without the prior written consent of the Investor, the Registration Statement shall be used solely in connection with the transactions between the Company and the Investor contemplated hereby.

         Section 6.05. COMPLIANCE WITH LAWS.

                  (a) The Company shall comply, and cause each subsidiary to comply, with all applicable laws, rules, regulations and orders, noncompliance with which could, in the commercially reasonable judgment of the Company, be expected to have a Material Adverse Effect.

                  (b) Without the consent of its stockholders in accordance with NASD rules, the Company will not be obligated to issue, and the Investor will not be obligated to purchase, any Shares which would result in the issuance under this Agreement of Shares representing more than the applicable percentage under the rules of the NASD that would require stockholder approval of the issuance thereof.

         Section 6.06. REPORTING REQUIREMENTS. Upon reasonable written request of the Investor during the Commitment Period, the Company shall furnish copies of the following to the Investor within three Trading Days of such request (but not sooner than filed with or submitted to the Commission):

                  (a) Quarterly Reports on Form 10-Q ;

                  (b) Annual Reports on Form 10-K;

                  (c) Periodic Reports on Form 8-K; and

                  (d) any other documents publicly furnished or submitted to the Commission.

         Section 6.07. OTHER FINANCING. During the term of this Agreement, the Company shall not enter into any other financing agreement for the issuance, sale or other disposition of equity or equity-linked securities, including, without limitation, any securities or other instruments that are convertible into or exchangeable for Common Stock or Preferred Stock ("OTHER FINANCING") without the prior written consent of the Investor, which consent will not be unreasonably withheld, conditioned or delayed; PROVIDED, HOWEVER, that without the prior written consent of the Investor the Company may (i) establish stock option or award plans or agreements (for directors, employees, consultants and/or advisors) and amend such plans or agreements, including increasing the number of shares available thereunder, (ii) use equity securities to finance the acquisition of other companies, equipment, technologies or lines of business,
(iii) issue shares of Common Stock and/or Preferred Stock in connection with the Company's option or award plans, stock purchase plans, rights plans, warrants or options, (iv) issue shares of Common Stock and/or Preferred Stock in connection with the acquisition of products, licenses, equipment or other assets and strategic partnerships or joint ventures (the primary purpose of which is not to raise equity capital); (v) issue shares of Common and/or Preferred Stock to consultants and/or advisors as consideration for services rendered, (vi) issue and sell shares in an underwritten public offering of Common Stock, and (vii) issue shares of Common Stock to the Investor under any other agreement entered into between the Investor and the Company (each a "PERMITTED TRANSACTION").

         Section 6.08. PROHIBITED TRANSACTIONS. During the term of this Agreement, the Company shall not enter into any Prohibited Transaction without the prior written consent of the Investor, which consent may be withheld at the sole discretion of the Investor. For the purposes of this Agreement, the term "PROHIBITED TRANSACTION" shall refer to the issuance by the Company of any "future priced securities," which shall be deemed to mean the issuance of shares of Common Stock or securities of any type whatsoever that are, or may become, convertible or exchangeable into shares of Common Stock where the purchase, conversion or exchange price for such Common Stock is determined using any floating or otherwise adjustable discount to the market price of Common Stock, including, without limitation, pursuant to any equity line or other financing that is substantially similar to the financing provided for under this Agreement.

         Section 6.09. CORPORATE EXISTENCE. The Company shall take all steps necessary to preserve and continue the corporate existence of the Company.

         Section 6.10. NON-DISCLOSURE OF NON-PUBLIC INFORMATION. None of the Company, its officers, directors, employees nor agents shall disclose material non-public information to the Investor, its advisors or representatives.

         Section 6.11. NOTICE OF CERTAIN EVENTS AFFECTING REGISTRATION; SUSPENSION OF RIGHT TO REQUEST A DRAW DOWN. Notwithstanding the provisions of
SECTION 6.10, the Company shall immediately notify the Investor upon the occurrence of any of the following events in respect of the Registration Statement or the Prospectus related to the offer, issuance and sale of the Shares and the Warrant Shares hereunder: (i) receipt of any request for additional information by the Commission or any other federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to the Registration Statement or the Prospectus; (ii) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; and (iii) receipt of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company shall not request a Draw Down during the continuation of any of the foregoing events.

         Section 6.12. AMENDMENTS TO THE REGISTRATION STATEMENT. When the Registration Statement is declared effective by the Commission, the Company shall not (i) file any amendment to the Registration Statement or make any amendment or supplement to the Prospectus of which the Investor shall not previously have been advised or to which the Investor shall reasonably object after being so advised or (ii) so long as, in the reasonable opinion of counsel for the Investor, a Prospectus is required to be delivered in connection with sales of the Shares by the Investor, file any information, documents or reports pursuant to the Exchange Act without delivering a copy of such information, documents or reports to the Investor promptly following such filing.

         Section 6.13. PROSPECTUS DELIVERY. From time to time for such period as in the opinion of counsel for the Investor a prospectus is required by the Securities Act to be delivered in connection with sales by the Investor, the Company will expeditiously deliver to the Investor, without charge, as many copies of the Prospectus (and of any amendment or supplement thereto) as the Investor may reasonably request. The Company consents to the use of the Prospectus (and of any amendment or supplement thereto) in accordance with the provisions of the Securities Act and state securities laws in connection with the offering and sale of the Shares and the Warrant Shares and for such period of time thereafter as the Prospectus is required by the Securities Act to be delivered in connection with sales of the Shares and the Warrant Shares.

         Section 6.14. EXPECTATIONS REGARDING DRAW DOWNS. Within ten (10) calendar days after the commencement of each calendar quarter occurring subsequent to the date hereof, the Company shall notify the Investor as to its reasonable expectations as to the dollar amount it intends to raise during such calendar quarter, if any, through the issuance of Draw Down Notices. Such notification shall constitute only the Company's good faith estimate with respect to such calendar quarter and shall in no way obligate the Company to raise such amount during such calendar quarter or otherwise limit its ability to deliver Draw Down Notices during such calendar quarter. The failure by the Company to comply with this provision can be cured by the Company's notifying the Investor at any time as to its reasonable expectations with respect to the current calendar quarter.

                                  ARTICLE VII

       CONDITIONS TO THE OBLIGATION OF THE INVESTOR TO ACCEPT A DRAW DOWN

         The obligation of the Investor hereunder to accept a Draw Down Notice and to acquire and pay for the Shares in accordance therewith is subject to the satisfaction or waiver, at each Condition Satisfaction Date, of each of the conditions set forth below. The conditions are for the Investor's sole benefit and may be waived by the Investor at any time in its sole discretion. As used in this Agreement, the term "CONDITION SATISFACTION DATE" shall mean, with respect to each Draw Down, the date on which the applicable Draw Down Notice is delivered to the Investor and each Settlement Date in respect of the applicable Draw Down Pricing Period.

         Section 7.01. ACCURACY OF THE COMPANY'S REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of the Company shall be true and correct in all material respects as of the date when made as though made at that time, except for representations and warranties that are expressly made as of a particular date.

         Section 7.02. PERFORMANCE BY THE COMPANY. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement, the Registration Rights Agreement and the Warrant to be performed, satisfied or complied with by the Company.

         Section 7.03. COMPLIANCE WITH LAW. The Company shall have complied in all material respects with all applicable federal, state and local governmental laws, rules, regulations and ordinances in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.

         Section 7.04. EFFECTIVE REGISTRATION STATEMENT. Upon the terms and subject to the conditions as set forth in the Registration Rights Agreement, the Registration Statement shall have previously become effective and shall remain effective and (i) neither the Company nor the Investor shall have received notice that the Commission has issued or intends to issue a stop order with respect to the Registration Statement or that the Commission otherwise has suspended or withdrawn the effectiveness of the Registration Statement, either temporarily or permanently, or intends or has threatened to do so (unless the Commission's concerns have been addressed and the Investor is reasonably satisfied that the Commission no longer is considering or intends to take such action), and (ii) no other suspension of the use or withdrawal of the effectiveness of the Registration Statement or the Prospectus shall exist.

         Section 7.05. NO KNOWLEDGE. The Company shall have no Knowledge of any event more likely than not to have the effect of causing the Registration Statement with respect to the resale of the Registrable Securities by the Investor to be suspended or otherwise ineffective (which event is more likely than not to occur within fifteen Trading Days following the Trading Day on which a Draw Down Notice is delivered).

         Section 7.06. NO SUSPENSION. Trading in the Company's Common Stock shall not have been suspended by the Commission, the Principal Market or the NASD and trading in securities generally as reported on the Principal Market shall not have been suspended or limited.

         Section 7.07. NO INJUNCTION. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

         Section 7.08. NO PROCEEDINGS OR LITIGATION. No action, suit or proceeding before any arbitrator or any governmental authority shall have been commenced, and no investigation by any governmental authority shall have been threatened, against the Company or any subsidiary, or any of the officers, directors or affiliates of the Company or any subsidiary seeking to enjoin, prevent or change the transactions contemplated by this Agreement.

         Section 7.09. SECTION 16 LIMITATION. On each Settlement Date, the number of Shares then to be purchased by the Investor shall not exceed the number of such shares that, when aggregated with all other Registrable Securities then owned by the Investor beneficially or deemed beneficially owned by the Investor, would result in the Investor owning more than 9.9% of all of such Common Stock as would be outstanding on such Settlement Date, as determined in accordance with Section 16 of the Exchange Act. For purposes of this Section 7.09, in the event that the amount of Common Stock outstanding as determined in accordance with Section 16 of the Exchange Act and the regulations promulgated thereunder is greater on a Settlement Date than on the date upon which the Draw Down Notice associated with such Settlement Date is given, the amount of Common Stock outstanding on such Settlement Date shall govern for purposes of determining whether the Investor, when aggregating all purchases of Common Stock made pursuant to this Agreement and, if any, Warrant Shares and Blackout Shares, would own more than 9.9% of the Common Stock following such Settlement Date.

         Section 7.10. SUFFICIENT SHARES REGISTERED FOR RESALE. The Company shall have sufficient Shares, calculated using the closing trade price of the Common Stock as of the Trading Day immediately preceding such Draw Down Notice, registered under the Registration Statement to issue and sell such Shares in accordance with such Draw Down Notice.

         Section 7.11. WARRANT. The Warrant shall have been duly executed, delivered and issued to the Investor, and the Company shall not be in default in any material respect under any of the provisions thereof, PROVIDED that any refusal by or failure of the Company to issue and deliver Warrant Shares in respect of any exercise (in whole or in part) thereof shall be deemed to be material for the purposes of this Section 7.11.

         Section 7.12. OPINION OF COUNSEL. The Investor shall have received an opinion of counsel to the Company, dated as of the Effective Date, in form and substance reasonably satisfactory to the Investor and its counsel.

                                  ARTICLE VIII

                                     LEGENDS

         Section 8.01. LEGENDS. Unless otherwise provided below, each certificate representing Registrable Securities will bear the following legend (the "Legend"):

         THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY OTHER APPLICABLE SECURITIES LAWS AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH OTHER SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, HYPOTHECATED OR OTHERWISE DISPOSED OF, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO A TRANSACTION

         THAT IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS CERTIFICATE IS THE BENEFICIARY OF CERTAIN OBLIGATIONS OF THE COMPANY SET FORTH IN A PRIVATE EQUITY LINE AGREEMENT BETWEEN AKSYS, LTD. AND KINGSBRIDGE CAPITAL LIMITED DATED AS OF JANUARY 22, 2003. A COPY OF THE PORTION OF THE AFORESAID AGREEMENT EVIDENCING SUCH OBLIGATIONS MAY BE OBTAINED FROM THE COMPANY'S EXECUTIVE OFFICES.

As soon as practicable after the execution and delivery hereof, but in any event within five (5) Trading Days hereafter, the Company shall issue to the transfer agent for its Common Stock (and to any substitute or replacement transfer agent for its Common Stock upon the Company's appointment of any such substitute or replacement transfer agent) instructions, with a copy to the Investor. Such instructions shall be irrevocable by the Company from and after the date hereof or from and after the issuance thereof to any such substitute or replacement transfer agent, as the case may be, except as otherwise expressly provided in the Registration Rights Agreement. It is the intent and purpose of such instructions, as provided therein, to require the transfer agent for the Common Stock from time to time upon transfer of Registrable Securities by the Investor to issue certificates evidencing such Registrable Securities free of the Legend during the following periods and under the following circumstances and without consultation by the transfer agent with the Company or its counsel and without the need for any further advice or instruction or documentation to the transfer agent by or from the Company or its counsel or the Investor, unless an opinion of Investor's counsel is reasonably required by the Transfer Agent or the
Company:

                  (a) At any time after the Effective Date to the extent accompanied by a notice requesting the issuance of certificates free of the Legend; provided that (i) the Company is reasonably able to confirm to the transfer agent that the Registration Statement shall then be effective and (ii) if reasonably requested by the transfer agent the Investor confirms to the transfer agent that the Investor has complied with the prospectus delivery requirement under the Securities Act.

                  (b) At any time upon any surrender of one or more certificates evidencing Registrable Securities that bear the Legend, to the extent accompanied by a notice requesting the issuance of new certificates free of the Legend to replace those surrendered and containing representations that (i) the Investor is permitted to dispose of such Registrable Securities without limitation as to amount or manner of sale pursuant to Rule 144(k) under the Securities Act and there is no requirement for the Investor to deliver a prospectus or (ii) the Investor has sold, pledged or otherwise transferred or agreed to sell, pledge or otherwise transfer such Registrable Securities in a manner other than pursuant to an effective registration statement, to a transferee who shall upon such transfer be entitled to freely tradeable securities.

         Section 8.02. NO OTHER LEGEND OR STOCK TRANSFER RESTRICTIONS. No legend other than the one specified in Section 8.1 has been or shall be placed on the share certificates representing the Common Stock issued to the Investor and no instructions or "stop transfer orders," so called "stock transfer restrictions," or other restrictions have been or shall be given to the Company's transfer agent with respect thereto other than as expressly set forth in this Article VIII.

                                   ARTICLE IX

                                   TERMINATION

         Section 9.01. TERM. Unless otherwise terminated in accordance with
Section 9.02 below, this Agreement shall terminate upon the expiration of the Commitment Period.

         Section 9.02. OTHER TERMINATION.

                  (a) The Investor may terminate this Agreement upon (x) one (1) day's notice if the Company enters into any Other Financing as set forth in
Section 6.07 or any Prohibited Transaction as set forth in Section 6.08 without the Investor's prior written consent, or (y) one (1) day's notice within ten
(10) Trading Days after the Investor obtains actual knowledge that an event resulting in a Material Adverse Effect has occurred; PROVIDED, HOWEVER, that the Investor shall be deemed to possess such actual knowledge within five (5) Trading Days after such event has been publicly disclosed by the Company in accordance with its periodic reporting requirements under the Exchange Act.

                  (b) The Investor may terminate this Agreement upon one (1) day's notice to the Company at any time in the event that the Registration Statement is not declared effective in accordance with the Registration Rights Agreement.

                  (c) The Company may terminate this Agreement upon one (1) day's notice; PROVIDED, HOWEVER, that the Company shall not terminate this Agreement pursuant to this SECTION 9.02(C) effective during any Draw Down Pricing Period; PROVIDED FURTHER; that, in the event of any termination of this Agreement by the Company hereunder, so long as the Investor owns Shares purchased hereunder and/or Warrant Shares, unless all of such shares of Common Stock may be resold by the Investor without registration and without any time, volume or manner limitations pursuant to Rule 144(k) (or any similar provision then in effect) under the Securities Act, the Company shall not suspend or withdraw the Registration Statement or otherwise cause the Registration Statement to become ineffective, or delist the Common Stock from the Principal Market.

                  (d) Each of the parties hereto may terminate this Agreement upon one (1) day's notice if the other party has breached a material representation, warranty or covenant to this Agreement and such breach is not remedied within ten (10) Trading Days after notice of such breach is delivered to the breaching party.

                  (e) The obligation of the Investor to purchase shares of Common Stock shall terminate permanently in the event that there shall occur any stop order or suspension of effectiveness of the Registration Statement for an aggregate of thirty (30) calendar days during the Commitment Period.

         Section 9.03. EFFECT OF TERMINATION. In the event of termination by the Company or the Investor, written notice thereof shall forthwith be given to the other party and the transactions contemplated by this Agreement shall be terminated without further action by either party. If this Agreement is terminated as provided in Section 9.01 or 9.02 herein, this Agreement shall become void and of no further force and effect, except as provided in Section
11.13. Nothing in this Section 9.03 shall be deemed to release the Company or the Investor from any liability for any breach under this Agreement, or to impair the rights of the Company and the Investor to compel specific performance by the other party of its obligations under this Agreement.

                                    ARTICLE X

                                 INDEMNIFICATION

         Section 10.01. INDEMNIFICATION.

                  (a) Except as otherwise provided in this Article X, unless disputed as set forth in Section 10.02, the Company agrees to indemnify, defend and hold harmless the Investor and its affiliates and their respective officers, directors, agents, employees, subsidiaries, partners, members and controlling persons (each, an "INVESTOR INDEMNIFIED PARTY"), to the fullest extent permitted by law from and against any and all Damages directly resulting from or directly arising out of any breach of any representation or warranty, covenant or agreement by the Company in this Agreement, the Registration Rights Agreement or the Warrant; PROVIDED, HOWEVER, that the Company shall not be liable under this
Article X to an Investor Indemnified Party to the extent that such Damages resulted or arose from the breach by an Investor Indemnified Party of any representation or warranty of an Investor Indemnified Party contained in this Agreement or the gross negligence, recklessness, willful misconduct or bad faith of an Investor Indemnified Party. The parties intend that any Damages subject to indemnification pursuant to this Article X will be net of insurance proceeds. Accordingly, the amount which the Company is required to pay to any Investor Indemnified Party hereunder (a "COMPANY INDEMNITY PAYMENT") will be reduced by any insurance proceeds actually recovered by or on behalf of any Investor Indemnified Party in reduction of the related Damages. In addition, if an Investor Indemnified Party receives a Company Indemnity Payment required by this
Article X in respect of any Damages and subsequently receives any such insurance proceeds, then the Investor Indemnified Party will pay to the Company an amount equal to the Company Indemnity Payment received less the amount of the Company Indemnity Payment that would have been due if the insurance proceeds had been received, realized or recovered before the Company Indemnity Payment was made.

                  (b) Except as otherwise provided in this Article X, unless disputed as set forth in Section 10.02, the Investor agrees to indemnify, defend and hold harmless the Company and its affiliates and their respective officers, directors, agents, employees, subsidiaries, partners, members and controlling persons (each, a "COMPANY INDEMNIFIED PARTY"), to the fullest extent permitted by law from and against any and all Damages directly resulting from or directly arising out of any breach of any representation or warranty, covenant or agreement by the Investor in this Agreement; PROVIDED, HOWEVER, that the Investor shall not be liable under this Article X to a Company Indemnified Party to the extent that such Damages resulted or arose from the breach by a Company Indemnified Party of any representation or warranty of a Company Indemnified Party contained in this Agreement or gross negligence, recklessness, willful misconduct or bad faith of a Company Indemnified Party. The parties intend that any Damages subject to indemnification pursuant to this Article X will be net of insurance proceeds. Accordingly, the amount which the Investor is required to pay to any Company Indemnified Party hereunder (a "INVESTOR INDEMNITY PAYMENT") will be reduced by any insurance proceeds theretofore actually recovered by or on behalf of any Company Indemnified Party in reduction of the related Damages. In addition, if a Company Indemnified Party receives a Investor Indemnity Payment required by this Article X in respect of any Damages and subsequently receives insurance such proceeds, then the Company Indemnified Party will pay to the Investor an amount equal to the Investor Indemnity Payment received less the amount of the Investor Indemnity Payment that would have been due if the insurance proceeds had been received, realized or recovered before the Investor Indemnity Payment was made.

         Section 10.02. NOTIFICATION OF CLAIMS FOR INDEMNIFICATION. Each party entitled to indemnification under this Article X (an "INDEMNIFIED PARTY") shall, promptly after the receipt of notice of the commencement of any claim against such Indemnified Party in respect of which indemnity may be sought from the party obligated to indemnify such Indemnified Party under this Article X (the "INDEMNIFYING PARTY"), notify the Indemnifying Party in writing of the commencement thereof. Any such notice shall describe the claim in reasonable detail. The failure of any Indemnified Party to so notify the Indemnifying Party of any such action shall not relieve the Indemnifying Party from any liability which it may have to such Indemnified Party (a) other than pursuant to this
Article X or (b) under this Article X unless, and only to the extent that, such failure results in the Indemnifying Party's forfeiture of substantive rights or defenses or the Indemnifying Party is prejudiced by such delay. The procedures listed below shall govern the procedures for the handling of indemnification claims.

                  (a) Any claim for indemnification for Damages that do not result from a Third Party Claim as defined in the following paragraph, shall be asserted by written notice given by the Indemnified Party to the Indemnifying Party. Such Indemnifying Party shall have a period of thirty (30) days after the receipt of such notice within which to respond thereto. If such Indemnifying Party does not respond within such thirty (30) day period, such Indemnifying Party shall be deemed to have refused to accept responsibility to make payment as set forth in Section 10.01. If such Indemnifying Party does not respond within such thirty (30) day period or rejects such claim in whole or in part, the Indemnified Party shall be free to pursue such remedies as specified in this Agreement, including the dispute resolution provisions set forth in Section
10.03 below.

                  (b) If an Indemnified Party shall receive notice or otherwise learn of the assertion by a person or entity not a party to this Agreement of any threatened legal action or claim (collectively a "THIRD PARTY CLAIM"), with respect to which an Indemnifying Party may be obligated to provide indemnification, the Indemnified Party shall give such Indemnifying Party written notice thereof within twenty (20) days after becoming aware of such Third Party Claim.

                  (c) An Indemnifying Party may elect to defend (and, unless the Indemnifying Party has specified any reservations or exceptions, to seek to settle or compromise) at such Indemnifying Party's own expense and by such Indemnifying Party's own counsel, any Third Party Claim. Within thirty (30) days after the receipt of notice from an Indemnified Party (or sooner if the nature of such Third Party Claim so requires), the Indemnifying Party shall notify the Indemnified Party whether the Indemnifying Party will assume responsibility for defending such Third Party Claim, which election shall specify any reservations or exceptions. If such Indemnifying Party does not respond within such thirty
(30) day period or rejects such claim in whole or in part, the Indemnified Party shall be free to pursue such remedies as specified in this Agreement, including the dispute resolution provisions set forth in Section 10.03 below. In case any such Third Party Claim shall be brought against any Indemnified Party, and it shall notify the Indemnifying Party of the commencement thereof, the Indemnifying Party shall be entitled to assume the defense thereof at its own expense, with counsel satisfactory to such Indemnified Party in its reasonable judgment; provided, however, that at any Indemnified Party may, at its own expense, retain separate counsel to participate in such defense at its own expense. Notwithstanding the foregoing, in any claim in which both the Indemnifying Party, on the one hand, and an Indemnified Party, on the other hand, are, or are reasonably likely to become, a party, such Indemnified Party shall have the right to employ separate counsel and to control its own defense of such claim if, in the reasonable opinion of counsel to such Indemnified Party, either (x) one or more defenses are available to the Indemnified Party that are not available to the Indemnifying Party or (y) a conflict or potential conflict exists between the Indemnifying Party, on the one hand, and such Indemnified Party, on the other hand, that would make such separate representation advisable; PROVIDED, HOWEVER, that the Indemnifying Party (i) shall not be liable for the fees and expenses of more than one counsel to all Indemnified Parties and (ii) shall reimburse the Indemnified Parties for such reasonable fees and expenses of such counsel incurred in any such action between the Indemnifying Party and the Indemnified Parties or between such Indemnified Parties and any third party, as such expenses are incurred. The Indemnifying Party agrees that it will not, without the prior written consent of the Indemnified Party, settle, compromise or consent to the entry of any judgment in any pending or threatened claim relating to the matters contemplated hereby (if any Indemnified Party is a party thereto or has been actually threatened to be made a party thereto) unless such settlement, compromise or consent includes an unconditional release of such Indemnified Party from all liability arising or that may arise out of such claim. The Indemnifying Party shall not be liable for any settlement of any claim effected against an Indemnified Party without the Indemnifying Party's written consent, which consent shall not be unreasonably withheld, conditioned or delayed. The rights accorded to an Indemnified Party hereunder shall be in addition to any rights that any Indemnified Party may have at common law, by separate agreement or otherwise; PROVIDED, HOWEVER, that notwithstanding the foregoing or anything to the contrary contained in this Agreement, nothing in this Article X (other than Section 10.03) shall restrict or limit any rights that any Indemnified Party may have to seek equitable relief.

         Section 10.03. DISPUTE RESOLUTION. Any dispute under this Agreement, the Registration Rights Agreement or the Warrant shall be submitted to arbitration (including, without limitation, pursuant to this Article X) and shall be finally and conclusively determined by the decision of a board of arbitration consisting of three (3) members (the "BOARD OF ARBITRATION") selected as hereinafter provided. Each of the Indemnified Party and the Indemnifying Party shall select one (1) member and the third member shall be selected by mutual agreement of the other members, or if the other members fail to reach agreement on a third member within twenty (20) days after their selection, such third member shall thereafter be selected by the American Arbitration Association upon application made to it for such purpose by the Indemnified Party. The Board of Arbitration shall meet on consecutive business days in Chicago, Illinois or such other place as a majority of the members of the Board of Arbitration determines more appropriate, and shall reach and render a decision in writing (concurred in by a majority of the members of the Board of Arbitration) with respect to the amount, if any, which the Indemnifying Party is required to pay to the Indemnified Party in respect of a claim filed by the Indemnified Party. In connection with rendering its decisions, the Board of Arbitration shall adopt and follow such rules and procedures as a majority of the members of the Board of Arbitration deems necessary or appropriate. To the extent practical, decisions of the Board of Arbitration shall be rendered no more than thirty (30) calendar days following commencement of proceedings with respect thereto. The Board of Arbitration shall cause its written decision to be delivered to the Indemnified Party and the Indemnifying Party. Any decision made by the Board of Arbitration (either prior to or after the expiration of such thirty (30) calendar day period) shall be final, binding and conclusive on the Indemnified Party and the Indemnifying Party and entitled to be enforced to the fullest extent permitted by law and entered in any court of competent jurisdiction. Each party to any arbitration shall bear its own expense in relation thereto, including but not limited to such party's attorneys' fees, if any, and the expenses and fees of the Board of Arbitration shall be divided between the Indemnifying Party and the Indemnified Party in the same proportion as the portion of the related claim determined by the Board of Arbitration to be payable to the Indemnified Party bears to the portion of such claim determined not to be so payable.

                                   ARTICLE XI

                                  MISCELLANEOUS

         Section 11.01. FEES AND EXPENSES. The Company shall be solely responsible for (i) all reasonable attorneys fees and expenses incurred by the Investor in connection with the preparation, negotiation, execution and delivery of this Agreement up to an aggregate maximum of $12,500, (ii) all reasonable fees and expenses incurred by the Investor in connection with any amendments, modifications or waivers of this Agreement or incurred in connection with the Investor's enforcement of this Agreement, including, without limitation, all reasonable attorneys fees and expenses, (iii) all reasonable due diligence expenses incurred by the Investor during the term of this Agreement up to aggregate maximum amount of $10,000 per calendar quarter, and (iv) all stamp or other similar taxes and duties, if any, levied in connection with issuance of the Shares pursuant hereto.

         Section 11.02. REPORTING ENTITY FOR THE COMMON STOCK. The reporting entity relied upon for the determination of the trading price or trading volume of the Common Stock on any given Trading Day for the purposes of this Agreement shall be Bloomberg, L.P. or any successor thereto. The written mutual consent of the Investor and the Company shall be required to employ any other reporting entity.

         Section 11.03. BROKERAGE. Each of the parties hereto represents that it has had no dealings in connection with this transaction with any finder or broker who will demand payment of any fee or commission from the other party. The Company on the one hand, and the Investor, on the other hand, agree to indemnify the other against and hold the other harmless from any and all liabilities to any Persons claiming brokerage commissions or finder's fees on account of services purported to have been rendered on behalf of the indemnifying party in connection with this Agreement or the transactions contemplated hereby.

         Section 11.04. NOTICES. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served,
(ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice given in accordance herewith. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

                  If to the Company:

                  Aksys, Ltd.
                  Two Marriott Drive
                  Lincolnshire, Illinois  60069
                  Telephone:  (847) 229 2020
                  Facsimile:  (847) 229 2080
                  Attention:  Chief Financial Officer
with a copy (which shall not constitute notice) to:

                  Kirkland & Ellis
                  200 East Randolph Drive
                  Chicago, Illinois  60601
                  Telephone:  (312) 861 2000
                  Facsimile:  (312) 861 2200
                  Attention:  Keith S. Crow

if to the Investor:

                  Kingsbridge Capital Limited/ c/o Kingsbridge Corporate Services Limited
                  Main Street
                  Kilcullen, County Kildare
                  Republic of Ireland
                  Telephone: 011-353-45-481-811
                  Facsimile: 011-353-45-482-003
                  Attention: Adam Gurney, Director

with a copy (which shall not constitute notice) to:

                  Earl S. Zimmerman, Esq. and Keith M. Andruschak, Esq. Clifford Chance Rogers & Wells LLP
                  200 Park Avenue, 52nd Floor
                  New York, NY  10166
                  Telephone: (212) 878-8000
                  Facsimile: (212) 878-8375

Either party hereto may from time to time change its address or facsimile number for notices under this Section by giving at least ten (10) days' prior written notice of such changed address or facsimile number to the other party hereto.

         Section 11.05. ASSIGNMENT. Neither this Agreement nor any rights of the Investor or the Company hereunder may be assigned by either party to any other Person. Notwithstanding the foregoing, the provisions of this Agreement shall inure to the benefit of, and be enforceable by, any private transferee of any of the Common Stock purchased or acquired by the Investor hereunder with respect to the Common Stock held by such Person.

         Section 11.06. AMENDMENT; NO WAIVER. No party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth in this Agreement or therein. Except as expressly provided in this Agreement, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by both parties hereto. The failure of the either party to insist on strict compliance with this Agreement, or to exercise any right or remedy under this Agreement, shall not constitute a waiver of any rights provided under this Agreement, nor estop the parties from thereafter demanding full and complete compliance nor prevent the parties from exercising such a right or remedy in the future.

         Section 11.07. ENTIRE AGREEMENT. This Agreement, the Registration Rights Agreement and the Warrant set forth the entire agreement and understanding of the parties relating to the subject matter hereof and supersedes all prior and contemporaneous agreements, negotiations and understandings between the parties, both oral and written, relating to the subject matter hereof.

         Section 11.08. SEVERABILITY. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; PROVIDED that, such severability shall be ineffective if it materially changes the economic benefit of this Agreement to any party.

         Section 11.09. TITLE AND SUBTITLES. The titles and subtitles used in this Agreement are used for the convenience of reference and are not to be considered in construing or interpreting this Agreement.

         Section 11.10. COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which may be executed by less than all of the parties and shall be deemed to be an original instrument which shall be enforceable against the parties actually executing such counterparts and all of which together shall constitute one and the same instrument.

         Section 11.11. CHOICE OF LAW. This Agreement shall be construed under the laws of the State of New York.

         Section 11.12. SPECIFIC ENFORCEMENT, CONSENT TO JURISDICTION.

                  (a) The Company and the Investor acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.

                  (b) Subject to Section 10.03, each of the Company and the Investor (i) hereby irrevocably submits to the jurisdiction of the United States District Court and other courts of the United States sitting in the State of New York for the purposes of any suit, action or proceeding arising out of or relating to this Agreement and (ii) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Each of the Company and the Investor consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section shall affect or limit any right to serve process in any other manner permitted by law.

         Section 11.13. SURVIVAL. The representations and warranties of the Company and the Investor contained in Articles IV and V and the covenants contained in Article V and Article VI shall survive the execution and delivery hereof and the Closing until the termination of this Agreement, and the agreements and covenants set forth in Article IX and Article X of this Agreement shall survive the execution and delivery hereof and the Closing hereunder.

         Section 11.14. PUBLICITY. Prior to the Closing, neither the Company nor the Investor shall issue any press release or otherwise make any public statement or announcement with respect to this Agreement or the transactions contemplated hereby or the existence of this Agreement. In the event the Company is required by law, based upon an opinion of the Company's counsel, to issue a press release or otherwise make a public statement or announcement with respect to this Agreement prior to the Closing, the Company shall consult with the Investor on the form and substance of such press release. Promptly after the Closing, each party may issue a press release or otherwise make a public statement or announcement with respect to this Agreement or the transactions contemplated hereby or the existence of this Agreement; PROVIDED that, prior to issuing any such press release, making any such public statement or announcement, the party wishing to make such release, statement or announcement consults and cooperates in good faith with the other party in order to formulate such press release, public statement or announcement in form and substance reasonably acceptable to both parties.

         Section 11.15. FURTHER ASSURANCES. From and after the date of this Agreement, upon the request of the Investor or the Company, each of the Company and the Investor shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

                [Remainder of this page intentionally left blank]

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officer as of the date first written.


                     KINGSBRIDGE CAPITAL LIMITED



                     By: /s/ Valentine O'Donoghue
                        -------------------------
                         Name:  Valentine O'Donoghue
                         Title:  Director



                     AKSYS, LTD.


                     By: /s/ Lawrence D. Damron
                        -------------------------
                         Name:  Lawrence D. Damron
                         Title:  Chief Financial Officer

                                     ANNEX A

                              MARKET CAPITALIZATION

         The market capitalization of Aksys, Ltd. shall be calculated on the Trading Day preceding the first Trading Day of the Draw Down Pricing Period and shall be based upon the product of (x) the closing bid price of the Company's Common Stock as reported by Bloomberg L.P. using the AQR function, (y) the number of outstanding shares of Common Stock of the Company as reported by Bloomberg L.P. using the DES function (such product, the "MARKET CAPITALIZATION").

                                  SCHEDULE 4.03
                                  Capitalizaton

o As of September 30, 2002, the authorized capital stock of the Company consists (i) 50,000,000 shares of Common Stock, par value $0.01 per share, of which 25,485,944 are issued and outstanding, and (ii) 1,000,000 shares of Preferred Stock, par value $0.01 per share, 50,000 of which have been designated Junior Participating Preferred Stock, Series A, none of which are issued and outstanding as of September 30, 2002

o As of September 30, 2002, 2,190,249 shares of Common Stock are reserved for issuance under equity incentive and stock compensation plans.

o As of September 30, 2002, there are outstanding options and warrants and other rights to acquire up to approximately 2,154,103 million shares of Common Stock. Such options, warrants and other rights have been issued pursuant to the Company's 1996 Stock Awards Plan, 1993 Stock Option Plan, 2001 Employee Stock Purchase Plan and warrants dated as of December 19, 2001 held by the following investors: (i) Durus Life Sciences Master Fund, (ii) Domain Public Equity Partners, L.P., (iii) Steelhead Investments, Ltd., (iv) OTATO L.P., (v) Redwood Partners, LLC, (vi) Managed Risk Trading, L.P., (vii) DMG Legacy Fund LLC, (viii) DMG Legacy Institutional Fund LLC, (ix) DMG Legacy International Ltd.,
         (x) Royal Bank of Canada, (xi) Ascend Partners LP, (xii) Ascend Partners Sapient LP, Ascend Offshore Fund Ltd., and (xiii) U.S. Bancorp Piper Jaffray Inc.

o The Company has granted certain of its investors registration rights under the following registration rights agreements:

         o Registration Rights Agreement, dated as of April 7, 2000, by and among Aksys, Ltd. and the investors named in the signature pages thereto.

         o Registration Rights Agreement, dated as of August 14, 2000, by and among Aksys, Ltd. and the investors named in the signature pages thereto.

         o Registration Rights Agreement, dated as of December 19, 2001, by and among Aksys, Ltd. and the investors named in the signature pages thereto.

         o Registration Rights Agreement, dated as of May 7, 2002, by and among Aksys, Ltd. and the investors named in the signature pages thereto.

o The shares of Common Stock issued under to the following agreements were issued pursuant to an exemption from the registration requirements of the Securities Act of 1933, and are subject to transfer restrictions:

         o Securities Purchase Agreement, dated as of April 7, 2000, by and among Aksys, Ltd. and the investors named in the signature pages thereto. Approximately 1.52 million shares of Common Stock were purchased thereunder.

         o Securities Purchase Agreement, dated as of August 14, 2000, by and among Aksys, Ltd. and the investors named in the signature pages thereto. Approximately .96 million shares of Common Stock were purchased thereunder.

         o Securities Purchase Agreement, dated as of December 14, 2001, by and among Aksys, Ltd. and the investors named in the signature pages thereto. Approximately 3.78 million shares of Common Stock were purchased thereunder, approximately .58 million of which were subject to warrants issued in connection with such Securities Purchase Agreement.

         o Securities Purchase Agreement, dated as of May 7, 2002, by and among Aksys, Ltd. and the investors named in the signature pages thereto. Approximately 3.3 million shares of Common Stock were purchased thereunder.

                                  SCHEDULE 4.10
                                   Litigation

                                      None

                                                                       EXHIBIT A


               AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT


         This AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (this "AGREEMENT"), dated as of January 22, 2003, is by and between AKSYS, LTD. (the "COMPANY") and KINGSBRIDGE CAPITAL LIMITED (the "INVESTOR").

         WHEREAS, the Company and the Investor have entered into that certain Amended and Restated Common Stock Purchase Agreement, dated as of the date hereof (the "PURCHASE AGREEMENT"), pursuant to which the Company may issue, from time to time, to the Investor up to $15 million worth (as determined in accordance with the Purchase Agreement) of Common Stock;

         WHEREAS, on October 15, 2002 the Company issued to the Investor a warrant, exercisable from time to time within five (5) years following the six-month anniversary of the date of issuance (the "WARRANT") for the purchase of an aggregate of up to 200,000 shares of Common Stock at a price specified in such Warrant;

         WHEREAS, pursuant to the terms of, and in partial consideration for, the Investor's agreement to enter into the Purchase Agreement, the Company has agreed to provide the Investor with certain registration rights with respect to the Registrable Securities (as defined in the Purchase Agreement) as set forth herein;

         WHEREAS, the parties hereto entered into a Registration Rights Agreement, dated as of October 15, 2002 (the "ORIGINAL REGISTRATION RIGHTS AGREEMENT"), and desire to amend and restate the Original Registration Rights Agreement in its entirety hereby;

         NOW, THEREFORE, in consideration of the premises, the representations, warranties, covenants and agreements contained herein, in the Warrant, and in the Purchase Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, intending to be legally bound hereby, the parties hereto agree to amend and restate the Original Registration Rights Agreement in its entirety as follows (capitalized terms used herein and not defined herein shall have the respective meanings ascribed to them in the Purchase Agreement):

                                    ARTICLE I
                               REGISTRATION RIGHTS

Section 1.1.      REGISTRATION STATEMENT.

                  (a) FILING OF THE REGISTRATION STATEMENT. Upon the terms and subject to the conditions set forth in this Agreement, the Company shall file with the Commission within ten (10) Trading Days following the Closing Date a registration statement on Form S-3 under the Securities Act or such other form as deemed appropriate by counsel to the Company for the registration for the resale by the Investor of the Registrable Securities (the "REGISTRATION STATEMENT").

                  (b) EFFECTIVENESS OF THE REGISTRATION STATEMENT. The Company shall use commercially reasonable efforts (i) to have the Registration Statement declared effective by the Commission as soon as reasonably practicable, but in any event no later than forty-five (45) calendar days, or ninety (90) calendar days in the event that the Commission reviews the Registration Statement, following the Closing Date and (ii) to ensure that the Registration Statement remains in effect throughout the term of this Agreement as set forth in Section 4.2, subject to the terms and conditions of this Agreement.

                  (c) REGULATORY DISAPPROVAL. Notwithstanding the provisions of Sections 1.1 (b), the date by which a Registration Statement is required to become effective shall be extended without default or liquidated damages hereunder or under the Purchase Agreement in the event that the Company's failure to obtain the effectiveness of the Registration Statement on a timely basis results solely from the Commission's disapproval of the structure of the transactions contemplated by the Purchase Agreement. In such event, the parties agree to cooperate with one another in good faith to arrive at a resolution acceptable to the Commission; PROVIDED, HOWEVER, that nothing contained in this subsection 1.1(c) shall relieve the Company from its obligation to effect and maintain the registration of the Warrant Shares on a timely basis.


                  (d) FAILURE TO MAINTAIN EFFECTIVENESS OF REGISTRATION STATEMENT. In the event the Company fails to maintain the effectiveness of the Registration Statement (or the Prospectus) throughout the period set forth in
Section 4.2, other than temporary suspensions as set forth in Section 1.1(e) or 2.1(h), and the Investor holds any Registrable Securities at any time during the period of such ineffectiveness (an "INEFFECTIVE PERIOD"), the Company shall pay to the Investor in immediately available funds into an account designated by the Investor an amount equal to the product of (x) the total number of Registrable Securities issued to the Investor under the Purchase Agreement and owned by the Investor at any time during such Ineffective Period and (y) the result, if greater than zero, obtained by subtracting the VWAP on the Trading Day immediately following the last day of such Ineffective Period from the VWAP on the Trading Day immediately preceding the day on which any such Ineffective Period began; PROVIDED, HOWEVER, that the foregoing payments shall not apply in respect of Registrable Securities that are otherwise freely tradable by the Investor.

                  (e) DEFERRAL OR SUSPENSION DURING A BLACKOUT PERIOD. Notwithstanding the provisions of Section 1.1 (d), if in the good faith judgment of the Company, following consultation with legal counsel, it would be detrimental to the Company or its stockholders for the Registration Statement to be filed or for resales of Registrable Securities to be made pursuant to the Registration Statement due to (i) the existence of a material development or potential material development involving the Company that the Company would be obligated to disclose in the Registration Statement, which disclosure would be premature or otherwise inadvisable at such time or would have a Material Adverse Effect on the Company or its stockholders, or (ii) a filing of a Company-initiated registration of any class of its equity securities, which, in the good faith judgment of the Company, would adversely effect or require premature disclosure of the filing of such Company-initiated registration (notice thereof, a "BLACKOUT NOTICE"), the Company shall have the right to (A) immediately defer such filing for a period of not more than sixty (60) days beyond the date by which such Registration Statement was otherwise required hereunder to be filed or (B) suspend use of such Registration Statement for a period of not more than thirty (30) days (any such deferral or suspension period, a "BLACKOUT PERIOD"). The Investor acknowledges that it would be seriously detrimental to the Company and its stockholders for such Registration Statement to be filed (or remain in effect) during a Blackout Period and therefore essential to defer such filing (or suspend the use thereof) during such Blackout Period and agrees to cease any disposition of the Registrable Securities during such Blackout Period. The Company may not utilize any of its rights under this Section 1.1(e) to defer the filing of a Registration Statement (or suspend its effectiveness) more than twice in any twelve (12) month period. In the event that, within sixty (60) calendar days following any Settlement Date, the Company gives a Blackout Notice to the Investor of a Blackout Period and the VWAP on the Trading Day immediately preceding such Blackout Period ("OLD VWAP") is greater than the VWAP on the first Trading Day following such Blackout Period that the Investor may sell its Registrable Securities pursuant to an effective Registration Statement ("NEW VWAP"), then the Company shall either:
(X) issue to the Investor the number of additional shares of Common Stock ("BLACKOUT SHARES") equal to one hundred twenty percent (120%) of the difference between (1) the product of the number of Registrable Securities purchased by the Investor during the preceding sixty (60) calendar days under the Purchase Agreement and actually held by Investor immediately prior to the Blackout Period multiplied by the Old VWAP, divided by the New VWAP, and (2) the number of Registrable Securities purchased by the Investor under the Purchase Agreement during the preceding sixty (60) calendar days and actually held by Investor immediately prior to the Blackout Period or (Y) pay to the Investor an amount equal to the product of (1) the number of Registrable Securities purchased by the Investor under the Purchase Agreement during the preceding sixty (60) calendar days and actually held by Investor immediately prior to the Blackout Period and (2) the result obtained by subtracting the New VWAP from the Old VWAP.

                  (f) LIQUIDATED DAMAGES. The Company and the Investor hereto acknowledge and agree that the amounts payable under subsection 1(d) and 1.1(e) and the Blackout Shares deliverable under subsection 1(e) above shall constitute liquidated damages and not penalties. The parties further acknowledge that (i) the amount of loss or damages likely to be incurred by the Investor is incapable or is difficult to precisely estimate, (ii) the amounts specified in such subsections bear a reasonable proportion and are not plainly or grossly disproportionate to the probable loss likely to be incurred in connection with any failure by the Company to obtain or maintain the effectiveness of the Registration Statement, (iii) one of the reasons for the Company and the Investor reaching an agreement as to such amounts was the uncertainty and cost of litigation regarding the question of actual damages, and (iv) the Company and the Investor are sophisticated business parties and have been represented by sophisticated and able legal and financial counsel and negotiated this Agreement at arm's length.


                  (g) ADDITIONAL REGISTRATION STATEMENTS. In the event and to the extent that the Registration Statement fails to register a sufficient amount of Common Stock necessary for the Company to issue and sell to the Investor and the Investor to purchase from the Company all of the Registrable Securities to be issued, sold and purchased under the Purchase Agreement and the Warrant, the Company shall prepare and file with the Commission an additional registration statement or statements in order to effectuate the purpose of this Agreement, the Purchase Agreement, and the Warrant.


                                   ARTICLE II
                             REGISTRATION PROCEDURES

Section 2.1. FILINGS; INFORMATION. The Company shall effect the registration with respect to the sale of the Registrable Securities by the Investor in accordance with the intended methods of disposition thereof. Without limiting the foregoing, the Company in each such case will do the following as expeditiously as possible, but in no event later than the deadline, if any, prescribed therefor in this Agreement:

                  (a) Subject to Section 1.1 (e), the Company shall (i) prepare and file with the Commission the Registration Statement; (ii) use commercially reasonable efforts to cause such filed Registration Statement to become and to remain effective (pursuant to Rule 415 under the Securities Act or otherwise); (iii) prepare and file with the Commission such amendments and supplements to the Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for the time period prescribed by Section 4.2 and in order to effectuate the purpose of this Agreement, the Purchase Agreement, and the Warrant; and (iv) comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the Investor set forth in such Registration Statement; PROVIDED, HOWEVER, that the Investor shall be responsible for the delivery of the Prospectus to the Persons to whom the Investor sells the Shares and the Warrant Shares.

                  (b) If so requested by a managing underwriter or underwriters, if any, or the holders of a majority of the Registrable Securities being sold in connection with the filing of a Registration

Statement under the Securities Act for the offering on a continuous or delayed basis in the future of all of the Registrable Securities (a "SHELF REGISTRATION"), the Company shall (i) promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriters, if any, and such holders agree should be included therein, and
(ii) make all required filings of such prospectus supplement or post-effective amendment as soon as practicable after the Company has received notification of the matters to be incorporated in such prospectus supplement or post-effective amendment; PROVIDED, HOWEVER, that the Company shall not be required to take any action pursuant to this Section 2.1(b)(ii) that would, in the opinion of counsel for the Company, violate applicable law.

                  (c) In connection with the filing of a Shelf Registration, the Company shall enter into such reasonable agreements and take all such other reasonable actions in connection therewith (including those reasonably requested by the managing underwriters, if any, or the holders of a majority of the Registrable Securities being sold) in order to expedite or facilitate the disposition of such Registrable Securities, and in such connection, whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration, the Company shall (i) make such representations and warranties to the holders of such Registrable Securities and the underwriters, if any, with respect to the business of the Company (including with respect to businesses or assets acquired or to be acquired by the Company), and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings, and confirm such representations and warranties if and when requested; (ii) if an underwriting agreement is entered into, it shall contain indemnification provision and procedures no less favorable to the selling holders of such Registrable Securities and the underwriters, if any, than those set forth herein (or such other provisions and procedures acceptable to the holders of a majority of Registrable Securities covered by such Registration Statement and the managing underwriters, if any); and (iii) deliver such documents and certificates as may be reasonably requested by the holders of a majority of the Registrable Securities being sold, their counsel and the managing underwriters, if any, to evidence the continued validity of their representations and warranties made pursuant to clause (i) above and to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company.

                  (d) If the Investor determines to engage an underwriter in connection with the offering of any Registrable Securities, the Investor will enter into and perform its obligations under an underwriting agreement, in usual and customary form, including, without limitation, customary indemnification and contribution obligation, with the managing underwriter of such offering, and will take such other actions as are reasonably required in order to expedite or facilitate the disposition of the Registrable Securities, unless the Investor has notified the Company in writing of its election to exclude all of its Registrable Securities from such Registration Statement; PROVIDED, HOWEVER, that the Investor shall consult with the Company prior to any such underwritten offering and defer such offering for a reasonable period upon the commercially reasonable request of the Company.

                  (e) The Investor may not participate in any underwriting distribution hereunder unless it (i) agrees to sell its Registrable Securities on the basis provided in any underwriting agreements, (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting agreements, and (iii) agrees to pay all underwriting discounts and commissions and other fees and expenses of investment bankers and any manager or managers of such underwriting, and legal expenses of the underwriter, applicable with respect to its Registrable Securities.

                  (f) Three (3) Trading Days prior to filing the Registration Statement or Prospectus, or any amendment or supplement thereto (excluding amendments deemed to result from the filing of documents incorporated by reference therein), the Company shall deliver to the Investor and to counsel representing the Investor, in accordance with the notice provisions of Section 4.8, copies of the

Registration Statement, Prospectus and/or any amendments or supplements thereto as proposed to be filed, together with exhibits thereto, which documents will be subject to review by the Investor and such counsel, and thereafter deliver to the Investor and such counsel, in accordance with the notice provisions of
Section 4.8, such number of copies of the Registration Statement, each amendment and supplement thereto (in each case including all exhibits thereto), the Prospectus (including each preliminary prospectus) and such other documents or information as the Investor or counsel may reasonably request in order to facilitate the disposition of the Registrable Securities.

                  (g) The Company shall deliver, in accordance with the notice provisions of Section 4.8, to each seller of Registrable Securities covered by the Registration Statement such number of conformed copies of the Registration Statement and of each amendment and supplement thereto (in each case including all exhibits and documents incorporated by reference), such number of copies of the Prospectus (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 promulgated under the Securities Act relating to such seller's Registrable Securities, and such other documents, as such seller may reasonably request to facilitate the disposition of its Registrable Securities.

                  (h) After the filing of the Registration Statement, the Company shall promptly notify the Investor of any stop order issued or threatened by the Commission in connection therewith and take all commercially reasonable actions required to prevent the entry of such stop order or to remove it if entered.

                  (i) The Company shall use commercially reasonable efforts to
(i) register or qualify the Registrable Securities under such other securities or blue sky laws of each jurisdiction in the United States as the Investor may reasonably (in light of its intended plan of distribution) request, and (ii) cause the Registrable Securities to be registered with or approved by such other governmental agencies or authorities in the United States as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be reasonably necessary or advisable to enable the Investor to consummate the disposition of the Registrable Securities; PROVIDED, HOWEVER, that the Company will not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (g), subject itself to taxation in any such jurisdiction, consent or subject itself to general service of process in any such jurisdiction, change any existing business practices, benefit plans or outstanding securities or amend or otherwise modify the Charter or Bylaws.

                  (j) The Company shall enter into customary agreements and take such other actions as are reasonably required in order to expedite the disposition of such Registrable Securities (whereupon the Investor may, at its option, require that any or all of the representations, warranties and covenants of the Company also be made to and for the benefit of the Investor).

                  (k) The Company shall make available to the Investor (and will deliver to Investor's counsel),(A) subject to restrictions imposed by the United States federal government or any agency or instrumentality thereof, copies of all public correspondence between the Commission and the Company concerning the Registration Statement and will also make available for inspection by the Investor and any attorney, accountant or other professional retained by the Investor (collectively, the "INSPECTORS"),(B) upon reasonable advance notice during normal business hours all financial and other records, pertinent corporate documents and properties of the Company (collectively, the "RECORDS") as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers and employees to supply all information reasonably requested by any Inspectors in connection with the Registration Statement. Records that the Company determines, in good faith, to be confidential and that it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless the disclosure or release of such Records is requested or required pursuant to oral questions, interrogatories, requests for information or documents or a subpoena or other order from a court of competent jurisdiction or other process; PROVIDED, HOWEVER, that prior to any disclosure or release pursuant to the immediately preceding clause, the Inspectors shall provide the Company with prompt notice of any such request or requirement so that the Company may seek an appropriate protective order or waive such Inspectors' obligation not to disclose such Records; and, PROVIDED, FURTHER, that if failing the entry of a protective order or the waiver by the Company permitting the disclosure or release of such Records, the Inspectors, upon advice of counsel, are compelled to disclose such Records, the Inspectors may disclose that portion of the Records that counsel has advised the Inspectors that the Inspectors are compelled to disclose; PROVIDED, HOWEVER, that upon any such required disclosure, such Inspector shall use his or her best efforts to obtain reasonable assurances that confidential treatment will be afforded such information. The Investor agrees that information obtained by it solely as a result of such inspections (not including any information obtained from a third party who, insofar as is known to the Investor after reasonable inquiry, is not prohibited from providing such information by a contractual, legal or fiduciary obligation to the Company) shall be deemed confidential and shall not be used for any purposes other than as indicated above or by it as the basis for any market transactions in the securities of the Company or its affiliates unless and until such information is made generally available to the public. The Investor further agrees that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential.

                  (l) To the extent required by law or reasonably necessary to effect a sale of Registrable Securities in accordance with prevailing business practices at the time of any sale of Registrable Securities pursuant to a Registration Statement, the Company shall deliver to the Investor a signed counterpart, addressed to the Investor, of (1) an opinion or opinions of counsel to the Company, and (2) a comfort letter or comfort letters from the Company's independent public accountants, each in customary form and covering such matters of the type customarily covered by opinions or comfort letters, as the case may be, as the Investor therefor reasonably requests.

                  (m) The Company shall otherwise comply with all applicable rules and regulations of the Commission, including, without limitation, compliance with applicable reporting requirements under the Exchange Act.

                  (n) The Company shall appoint a transfer agent and registrar for all of the Registrable Securities covered by such Registration Statement not later than the effective date of such Registration Statement.

                  (o) The Company may require the Investor to promptly furnish in writing to the Company such information as may be required in connection with such registration including, without limitation, all such information as may be requested by the Commission or the NASD or any state securities commission and all such information regarding the Investor, the Registrable Securities held by the Investor and the intended method of disposition of the Registrable Securities. The Investor agrees to provide such information requested in connection with such registration within five (5) Business days after receiving such written request and the Company shall not be responsible for any delays in obtaining or maintaining the effectiveness of the Registration Statement caused by the Investor's failure to timely provide such information.

                  (p) The Investor will cooperate with the Company, as reasonably requested by the Company, in connection with the preparation and filing of any Registration Statement hereunder, unless the Investor has notified the Company in writing of such Investor's irrevocable election to exclude all of the Investor's Registrable Securities from such Registration Statement.

                  (q) Upon receipt of a Blackout Notice from the Company, the Investor will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until (i) the Company advises the Investor that the Blackout Period has terminated and (ii) the Investor receives copies of a supplemented or amended prospectus, if necessary. If so directed by the Company, the Investor will deliver to the Company (at the expense of the Company) or destroy (and deliver to the Company a certificate of destruction) all copies in the Investor's possession (other than a limited number of file copies) of the prospectus covering such Registrable Securities that is current at the time of receipt of such notice.

Section 2.2. REGISTRATION EXPENSES. The Company shall pay all registration expenses incurred in connection with the Registration Statement (the "REGISTRATION EXPENSES"), including, without limitation: (i) all registration, filing, securities exchange listing and fees required by the National Association of Securities Dealers, (ii) all registration, filing, qualification and other fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), (iii) all word processing, duplicating, printing, messenger and delivery expenses, (iv) the Company's internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), (v) the fees and expenses incurred by the Company in connection with the listing of the Registrable Securities, (vi) reasonable fees and disbursements of counsel for the Company and customary fees and expenses for independent certified public accountants retained by the Company (including the expenses of any special audits or comfort letters or costs associated with the delivery by independent certified public accountants of such special audit(s) or comfort letter(s) requested pursuant to Section 2.1(k) hereof), (vii) the fees and expenses of any special experts retained by the Company in connection with such registration and amendments and supplements to the Registration Statement and Prospectus, (viii) fees and disbursements of underwriters customarily paid by issuers or sellers of securities, if any but excluding in all cases underwriting fees, discounts, transfer taxes or commissions, if any, attributable to the sale of Registrable Securities, which shall be payable by each holder of Registrable Securities PRO RATA on the basis of the number of Registrable Securities of each such holder that are included in a registration under this Agreement.

                                   ARTICLE III
                                 INDEMNIFICATION

Section 3.1. INDEMNIFICATION. The Company agrees to indemnify and hold harmless the Investor, and each Person or entity, if any, who controls the Investor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the "CONTROLLING PERSONS"), from and against any loss, claim, damage, liability, costs and expenses (including, without limitation, reasonable and accurate attorneys' fees and reasonable disbursements and costs and expenses of investigating and defending any such claim) (collectively, "DAMAGES"), joint or several, and any action or proceeding in respect thereof to which any Controlling Person, may become subject under the Securities Act or otherwise, as incurred, insofar as such Damages (or actions or proceedings in respect thereof) arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, or in any preliminary prospectus, final prospectus, summary prospectus, amendment or supplement relating to the Registrable Securities or arises out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein under the circumstances not misleading, and shall reimburse such Controlling Person, for any reasonable and documented legal and other expenses reasonably incurred by such Controlling Person, as incurred, in investigating or defending or preparing to defend against any such Damages or actions or proceedings; PROVIDED, HOWEVER, that the Company shall not be liable to the extent that any such Damages arise out of the Investor's (or any other Indemnified Person's) failure to send or give a copy of the final prospectus or supplement (as then amended or supplemented) to the persons asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable Securities to such person if such statement or omission was corrected in such final prospectus or supplement; PROVIDED, FURTHER, that the Company shall not be liable to the extent that any such Damages arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement, or any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Investor or any other person who participates as an underwriter in the offering or sale of such securities.

In connection with any Registration Statement with respect to which the Investor is participating, such Investor will indemnify and hold harmless, to the same extent and in the same manner set forth in the preceding paragraph, the Company, each of directors, each its officers who signs the Registration Statement, each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each a "COMPANY INDEMNIFIED PERSON") against any Damages to which any Company Indemnified Person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as the such Damages arises out of or is based upon (a) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, or in any preliminary prospectus, final prospectus, summary prospectus, amendment or supplement relating to the Registrable Securities or arises out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein under the circumstances not misleading to the extent that such violation occurs in reliance upon and in conformity with written information furnished to the Company by the Investor or on behalf of the Investor expressly for use in connection with such Registration Statement or (b) any failure by the Investor to comply with prospectus delivery requirements of the Securities Act, the Exchange Act or any other law or legal requirement applicable to sales under the Registration Statement.

Section 3.2. CONDUCT OF INDEMNIFICATION PROCEEDINGS. All claims for indemnification under Section 3.1 shall be asserted and resolved in accordance with the provisions of Section 10.02 and 10.03 of the Purchase Agreement.

Section 3.3. ADDITIONAL INDEMNIFICATION. Indemnification similar to that specified in the preceding paragraphs of this Article 3 (with appropriate modifications) shall be given by the Company with respect to any required registration or other qualification of securities under any federal or state law or regulation of any governmental authority other than the Securities Act. The provisions of this Article III shall be in addition to any other rights to indemnification, contribution or other remedies which an Indemnified Party may have pursuant to law, equity, contract or otherwise.

To the extent that any indemnification provided for herein is prohibited or limited by law, the indemnifying party will make the maximum contribution with respect to any amounts for which it would otherwise be liable under this Article III to the fullest extent permitted by law. However, (a) no contribution will be make under circumstances where maker of such contribution would not have been required to indemnify the indemnified party under the fault standards set forth in this Article III, (b) or seller of Registrable Securities guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who is not guilty of such fraudulent misrepresentation, and (c) contribution (together with any indemnification obligations under this Agreement) by any seller of Registrable Securities will be limited in amount of proceeds received by such seller from the sale of such Registrable Securities.


                                   ARTICLE IV
                                  MISCELLANEOUS

Section 4.1.      NO OUTSTANDING REGISTRATION RIGHTS. Except as set forth on
Schedule 4.1, the Company represents and warrants to the Investor that, except as set forth in the Commission

Documents, there is not in effect on the date hereof any agreement by the Company pursuant to which any holders of securities of the Company have a right to cause the Company to register or qualify such securities under the Securities Act or any securities or blue sky laws of any jurisdiction.

Section 4.2. TERM. The registration rights provided to the holders of Registrable Securities hereunder shall terminate at the earlier of (i) such time that is two years following the termination of the Purchase Agreement or (ii) such time as all Registrable Securities have been issued and have ceased to be Registrable Securities. Notwithstanding the foregoing, paragraphs (c) and (d) of
Section 1.1, Article III, Section 4.8, and Section 4.9 shall survive the termination of this Agreement.

Section 4.3. RULE 144. The Company will, at its expense, promptly take such action as holders of Registrable Securities may reasonably request to enable such holders of Registrable Securities to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act ("RULE 144"), as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission. If at any time the Company is not required to file such reports, it will, at its expense, forthwith upon the written request of any holder of Registrable Securities, make available adequate current public information with respect to the Company within the meaning of paragraph (c)(2) of Rule 144 or such other information as necessary to permit sales pursuant to Rule 144. Upon the request of the Investor, which request shall not be made more than once per calendar quarter the Company will deliver to the Investor a written statement, signed by the Company's principal financial officer, as to whether it has complied with such requirements.

Section 4.4. CERTIFICATE. The Company will, at its expense, forthwith upon the request of any holder of Registrable Securities, which request shall not be made more than once per calendar quarter deliver to such holder a certificate, signed by the Company's principal financial officer, stating (a) the Company's name, address and telephone number (including area code), (b) the Company's Internal Revenue Service identification number, (c) the Company's Commission file number, (d) the number of shares of each class of Stock outstanding as shown by the most recent report or statement published by the Company, and (e) whether the Company has filed the reports required to be filed under the Exchange Act for a period of at least ninety (90) days prior to the date of such certificate and in addition has filed the most recent annual report required to be filed thereunder.

Section 4.5. AMENDMENT AND MODIFICATION. Any provision of this Agreement may be waived, provided that such waiver is set forth in a writing executed by both parties to this Agreement. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of the holders of a majority of the then outstanding Registrable Securities. Notwithstanding the foregoing, the waiver of any provision hereof with respect to a matter that relates exclusively to the rights of holders of Registrable Securities whose securities are being sold pursuant to a Registration Statement and does not directly or indirectly affect the rights of other holders of Registrable Securities may be given by holders of at least a majority of the Registrable Securities being sold by such holders; provided that the provisions of this sentence may not be amended, modified or supplemented except in accordance with the provisions of the immediately preceding sentence. No course of dealing between or among any Person having any interest in this Agreement will be deemed effective to modify, amend or discharge any part of this Agreement or any rights or obligations of any person under or by reason of this Agreement.

Section 4.6. SUCCESSORS AND ASSIGNS; ENTIRE AGREEMENT. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. The Investor may assign its rights under this Agreement to any subsequent holder of the Registrable Securities (unless sold pursuant to an effective registration statement or in accordance with Rule 144 under the Securities Act), provided that the Company shall have the right to require any holder of Registrable Securities to execute a counterpart of this Agreement as a condition to such holder's claim to any rights hereunder. This Agreement, together with the Purchase Agreement and the Warrant(s) sets forth the entire agreement and understanding between the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.

Section 4.7. SEVERABILITY. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that such severability shall be ineffective if it materially changes the economic benefit of this Agreement to any party hereto.

Section 4.8. NOTICES. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be given in accordance with Section 10.04 of the Purchase Agreement.

Section 4.9. GOVERNING LAW. This Agreement shall be construed under the laws of the State of New York.

Section 4.10. HEADINGS. The headings in this Agreement are for convenience of reference only and shall not constitute a part of this Agreement, nor shall they affect their meaning, construction or effect.

Section 4.11. COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original instrument and all of which together shall constitute one and the same instrument.

Section 4.12. FURTHER ASSURANCES. Each party shall cooperate and take such action as may be reasonably requested by another party in order to carry out the provisions and purposes of this Agreement and the transactions contemplated hereby.

Section 4.13. ABSENCE OF PRESUMPTION. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

         IN WITNESS WHEREOF, the parties hereto have caused this Registration Rights Agreement to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.



                                            AKSYS, LTD.


                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:



                                            KINGSBRIDGE CAPITAL LIMITED


                                            By:
                                               ---------------------------------
                                               Valentine O'Donoghue
                                               Director

                                                                       EXHIBIT B


                                     WARRANT

THE SECURITIES EVIDENCED BY THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY OTHER APPLICABLE SECURITIES LAWS AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH OTHER SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, HYPOTHECATED OR OTHERWISE DISPOSED OF, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO A TRANSACTION WHICH IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

                                                                OCTOBER 15, 2002

         Warrant to Purchase up to 200,000 shares of Common Stock of Aksys, Ltd. (the "COMPANY").

         In consideration for Kingsbridge Capital Limited (the "INVESTOR") agreeing to enter into that certain Common Stock Purchase Agreement, dated as of the date hereof, between the Investor and the Company (the "AGREEMENT"), the Company hereby agrees that the Investor or any other Warrant Holder (as defined below) is entitled, on the terms and conditions set forth below, to purchase from the Company at any time during the Exercise Period (as defined below) up to 200,000 fully paid and nonassessable shares of common stock, par value $.01 per share, of the Company (the "COMMON STOCK") at the Exercise Price (hereinafter defined), as the same may be adjusted from time to time pursuant to Section 6.1 hereof. The resale of the shares of Common Stock or other securities issuable upon exercise or exchange of this Warrant is subject to the provisions of the Registration Rights Agreement (as defined in the Agreement).

                  Section 1.        DEFINITIONS.

                  "AFFILIATE" shall mean any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by, or is under direct or indirect common control with any other Person. For the purposes of this definition, "control," when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the term "controls" and "controlled" have meanings correlative to the foregoing.

                  "BID PRICE" shall mean the closing bid price of the Company's Common Stock as reported by Bloomberg L.P. using the AQR function.

                  "EXERCISE PERIOD" shall mean that period beginning six months after the date of this Warrant and continuing until the expiration of the five-year period thereafter.

                  "EXERCISE PRICE" as of the date hereof shall mean FIVE DOLLARS AND SEVENTY-FIVE CENTS ($5.75), subject to adjustment for the events specified in Section 6.1 below.

                  "PER SHARE WARRANT VALUE" shall mean the difference resulting from subtracting the Exercise Price from the Bid Price on the Trading Day immediately preceding the Exercise Date.

                  "PERSON" shall mean an individual, a corporation, a partnership, a limited liability company, an association, a trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

                  "PRINCIPAL MARKET" shall mean the Nasdaq National Market, the Nasdaq SmallCap Market, the American Stock Exchange or the New York Stock Exchange, whichever is at the time the principal trading exchange or market for the Common Stock.

                  "SEC" shall mean the United States Securities and Exchange Commission.

                  "TRADING DAY" shall mean any day other than a Saturday or a Sunday on which the Principal Market is open for trading in equity securities.

                  "WARRANT HOLDER" shall mean the Investor or any assignee or transferee of all or any portion of this Warrant.

                  "WARRANT SHARES" shall mean those shares of Common Stock received upon exercise of this Warrant.

                  Section 2.        EXERCISE.

                           (a)      METHOD OF EXERCISE. This Warrant may be
exercised in whole or in part (but not as to a fractional share of Common Stock), at any time and from time to time during the Exercise Period, by the Warrant Holder by (i) surrender of this Warrant, with the form of exercise attached hereto as Exhibit A completed and duly executed by the Warrant Holder (the "EXERCISE NOTICE"), to the Company at the address set forth in Section 13 hereof, accompanied by payment of the Exercise Price multiplied by the number of shares of Common Stock for which this Warrant is being exercised (the "AGGREGATE EXERCISE PRICE") or (ii) telecopying an executed and completed Exercise Notice to the Company and delivering to the Company within five (5) business days thereafter the original Exercise Notice, this Warrant and the Aggregate Exercise Price. Each date on which an Exercise Notice is received by the Company in accordance with clause (i) and each date on which the Exercise Notice is telecopied to the Company in accordance with clause (ii) above shall be deemed an "EXERCISE DATE."

                           (b)      PAYMENT OF AGGREGATE EXERCISE PRICE. Subject
to paragraph (c) below, payment of the Aggregate Exercise Price shall be made by wire transfer of immediate available funds to an account designated by the Company. If the amount of the payment received by the Company is less than the Aggregate Exercise Price, the Warrant Holder will be notified of the deficiency and shall make payment in that amount within three (3) Trading Days. In the event the payment exceeds the Aggregate Exercise Price, the Company will refund the excess to the Warrant Holder within three (3) Trading Days of receipt.

                           (c)      CASHLESS EXERCISE. In the event that the
Warrant Shares to be received by the Warrant Holder upon exercise of the Warrant may not be resold pursuant to an effective registration statement or an exemption to the registration requirements of the Securities Act of 1933, as amended, and applicable state laws, the Warrant Holder may, as an alternative to payment of the Aggregate Exercise Price upon exercise in accordance with paragraph (b) above, elect to effect a cashless exercise by so indicating on the Exercise Notice and including a calculation of the number of shares of Common Stock to be issued upon such exercise in accordance with the terms hereof (a "CASHLESS EXERCISE"). In the event of a Cashless Exercise, the Warrant Holder shall receive that number of shares of Common Stock determined by (i) multiplying the number of Warrant Shares for which this Warrant is being exercised by the Per Share Warrant Value and (ii) dividing the product by the Bid Price on the Trading Day immediately preceding the Exercise Date, rounded to the nearest whole share. The Company shall cancel the total number of Warrant Shares equal to the excess of the number of the Warrant Shares for which this Warrant is being exercised over the number of Warrant Shares to be received by the Warrant Holder pursuant to such Cashless Exercise.

                           (d)      REPLACEMENT WARRANT. In the event that the
Warrant is not exercised in full, the number of Warrant Shares shall be reduced by the number of such Warrant Shares for which this Warrant is exercised, and the Company, at its expense, shall forthwith issue and deliver to or upon the order of the Warrant Holder a new Warrant of like tenor in the name of the Warrant Holder, reflecting such adjusted number of Warrant Shares.

                  Section 3. TEN PERCENT LIMITATION. The Warrant Holder may not exercise this Warrant such that the number of Warrant Shares to be received pursuant to such exercise aggregated with all other shares of Common Stock then owned by the Warrant Holder beneficially or deemed beneficially owned by the Warrant Holder would result in the Warrant Holder owning more than 9.9% of all of such Common Stock as would be outstanding on such Exercise Date, as determined in accordance with Section 13(d) of the Exchange Act of 1934 and the rules and regulations promulgated thereunder.

                  Section 4.        DELIVERY OF STOCK CERTIFICATES.

                  (a) Subject to the terms and conditions of this Warrant, as soon as practicable after the exercise of this Warrant in full or in part, and in any event within ten (10) Trading Days thereafter, the Company at its expense (including, without limitation, the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the Warrant Holder, or as the Warrant Holder may lawfully direct, a certificate or certificates for the number of validly issued, fully paid and non-assessable Warrant Shares to which the Warrant Holder shall be entitled on such exercise, together with any other stock or other securities or property (including cash, where applicable) to which the Warrant Holder is entitled upon such exercise in accordance with the provisions hereof.

                  (b) This Warrant may not be exercised as to fractional shares of Common Stock. In the event that the exercise of this Warrant, in full or in part, would result in the issuance of any fractional share of Common Stock, then in such event the Warrant Holder shall receive the number of shares rounded to the nearest whole share.

                  Section 5. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY.

                  (a) The Warrant Shares, when issued in accordance with the terms hereof, will be duly authorized and, when paid for or issued in accordance with the terms hereof, shall be validly issued, fully paid and non-assessable.

                  (b) The Company shall take all commercially reasonable action and proceedings as may be required and permitted by applicable law, rule and regulation for the legal and valid issuance of this Warrant and the Warrant Shares to the Warrant Holder.

                  (c) The Company has authorized and reserved for issuance to the Warrant Holder the requisite number of shares of Common Stock to be issued pursuant to this Warrant. The Company shall at all times reserve and keep available, solely for issuance and delivery as Warrant Shares hereunder, such shares of Common Stock as shall from time to time be issuable as Warrant Shares.

                  (d) From the date hereof through the last date on which this Warrant is exercisable, the Company shall take all steps commercially reasonable to ensure that the Common Stock remains listed or quoted on the Principal Market.

                  Section 6.1. ADJUSTMENT OF THE EXERCISE PRICE. The Exercise Price and, accordingly, the number of Warrant Shares issuable upon exercise of the Warrant, shall be subject to adjustment from time to time upon the happening of certain events as follows:

                  (a) RECLASSIFICATION, CONSOLIDATION, MERGER, MANDATORY SHARE EXCHANGE, SALE OR TRANSFER.

                  (i) Upon occurrence of any of the events specified in subsection (a)(ii) below (the "ADJUSTMENT EVENTS") while this Warrant is unexpired and not exercised in full, the Warrant Holder may in its sole discretion require the Company, or any successor or purchasing corporation, as the case may be, without payment of any additional consideration therefor, to execute and deliver to the Warrant Holder a new Warrant providing that the Warrant Holder shall have the right to exercise such new Warrant (upon terms not less favorable to the Warrant Holder than those then applicable to this Warrant) and to receive upon such exercise, in lieu of each share of Common Stock theretofore issuable upon exercise of this Warrant, the kind and amount of shares of stock, other securities, money or property receivable upon such Adjustment Event by the holder of one share of Common Stock issuable upon exercise of this Warrant had this Warrant been exercised immediately prior to such Adjustment Event. Such new Warrant shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 6.

                  (ii) The Adjustment Events shall be (1) any reclassification or change of Common Stock (other than a change in par value or as a result of a subdivision or combination of Common Stock), (2) any consolidation, merger or mandatory share exchange of the Company with or into another corporation (other than a merger or mandatory share exchange with another corporation in which the Company is a continuing corporation and which does not result in any reclassification or change other than a change in par value or as a result of a subdivision or combination of Common Stock), and (3) any sale or transfer to another corporation of all or substantially all of the assets of the Company.

                  (iii) If the Company shall fail to maintain the listing or quotation of the Common Stock on a Principal Market, the Warrant Holder may in its sole discretion at any time thereafter require any publicly traded Affiliate of the Company, without payment by the Warrant Holder of any additional consideration therefor, to execute and deliver to the Warrant Holder a new Warrant providing that the Warrant Holder shall have the right to exercise such new Warrant (in an amount and upon terms not less favorable to the Warrant Holder than those then applicable to this Warrant) and to receive upon such exercise, in lieu of each share of Common Stock theretofore issuable upon exercise of this Warrant, publicly traded shares of common stock of such Affiliate.

                  The provisions of this subsection (a) shall similarly apply to successive reclassifications, changes, consolidations, mergers, mandatory share exchanges, sales and transfers.

                  (b) SUBDIVISION OR COMBINATION OF SHARES. If the Company, at any time while this Warrant is unexpired and not exercised in full, shall subdivide its Common Stock, the Exercise Price shall be proportionately reduced as of the effective date of such subdivision, or, if the Company shall take a record of holders of its Common Stock for the purpose of so subdividing, as of such record date, whichever is earlier. If the Company, at any time while this Warrant is unexpired and not exercised in full, shall combine its Common Stock, the Exercise Price shall be proportionately increased as of the effective date of such combination, or, if the Company shall take a record of holders of its Common Stock for the purpose of so combining, as of such record date, whichever is earlier.

                  (c) STOCK DIVIDENDS. If the Company, at any time while this Warrant is unexpired and not exercised in full, shall pay a dividend or other distribution in shares of Common Stock to all holders of Common Stock, then the Exercise Price shall be adjusted, as of the date the Company shall take a record of the holders of its Common Stock for the purpose of receiving such dividend or other distribution (or if no such record is taken, as at the date of such payment or other distribution), to that price determined by multiplying the Exercise Price in effect immediately prior to such payment or other distribution by a fraction:

                  1. the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution, and

                  2. the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution.

                  The provisions of this subsection (c) shall not apply under any of the circumstances for which an adjustment is provided in subsections (a) or (b).

                  (d) LIQUIDATING DIVIDENDS, ETC. If the Company, at any time while this Warrant is unexpired and not exercised in full, makes a distribution of its assets or evidences of indebtedness to the holders of its Common Stock as a dividend in liquidation or by way of return of capital or other than as a dividend payable out of earnings or surplus legally available for dividends under applicable law or any distribution to such holders made in respect of the sale of all or substantially all of the Company's assets (other than under the circumstances provided for in the foregoing subsections (a) through (c)), then the Warrant Holder shall be entitled to receive upon exercise of this Warrant in addition to the Warrant Shares receivable in connection therewith, and without payment of any consideration other than the Exercise Price, the kind and amount of such distribution per share of Common Stock multiplied by the number of Warrant Shares that, on the record date for such distribution, are issuable upon such exercise of the Warrant (with no further adjustment being made following any event which causes a subsequent adjustment in the number of Warrant Shares issuable), and an appropriate provision therefor shall be made a part of any such distribution. The value of a distribution that is paid in other than cash shall be determined in good faith by the Board of Directors of the Company.

                  Section 6.2 NO ADJUSTMENTS UNDER CERTAIN CIRCUMSTANCES. Notwithstanding anything contained in the foregoing to the contrary, there shall be no adjustment to the Exercise Price based upon, related to or in connection with any instrument or other benefit issued or conferred by the Company (a) under any of its employee or director stock award plans, employee or director stock compensation plans or employee or director stock purchase plans or (b) with respect to the granting of stock or stock options to advisors or consultants engaged by the Company, but only if such grant is in consideration for services rendered or to be rendered and not for capital raising purposes.

                  Section 6.3 NOTICE OF ADJUSTMENTS. Whenever the Exercise Price or number of Warrant Shares shall be adjusted pursuant to Section 6.1 hereof, the Company shall promptly prepare a certificate signed by its President, Chief Financial Officer or Controller setting forth in reasonable detail the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated (including a description of the basis on which the Company's Board of Directors made any determination hereunder), and the Exercise Price and number of Warrant Shares purchasable at that Exercise Price after giving effect to such adjustment, and shall promptly cause copies of such certificate to be sent by overnight courier to the Warrant Holder. In the event the Company shall, at a time while the Warrant is unexpired and not exercised in full, take any action that pursuant to subsections (a) through (c) of Section 6.1 may result in an adjustment of the Exercise Price, the Company shall give to the Warrant Holder at its last address known to the Company written notice of such action ten (10) days in advance of its effective date in order to afford to the Warrant Holder an opportunity to exercise the Warrant prior to such action becoming effective.

                  Section 7. NO IMPAIRMENT. The Company will not, by amendment of its Restated Certificate of Incorporation or By-Laws or through any reorganization, transfer of assets, consolidation, merger, dissolution or issue or sale of securities, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Warrant Holder against impairment. Without limiting the generality of the foregoing, the Company (a) will not increase the par value of any Warrant Shares above the amount payable therefor on such exercise, and (b) will take all such action as may be reasonably necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares on the exercise of this Warrant.

                  Section 8. RIGHTS AS STOCKHOLDER. Except as set forth in Section 6 above, prior to exercise of this Warrant, the Warrant Holder shall not be entitled to any rights as a stockholder of the Company with respect to the Warrant Shares, including (without limitation) the right to vote such shares, receive dividends or other distributions thereon or be notified of stockholder meetings. However, in the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Company shall mail to each Warrant Holder, at least ten (10) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

                  Section 9. REPLACEMENT OF WARRANT. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of the Warrant and, in the case of any such loss, theft or destruction of the Warrant, upon delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of such Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.

                  Section 10. CHOICE OF LAW. This Warrant shall be construed under the laws of the State of New York.

                  Section 11. ENTIRE AGREEMENT; AMENDMENTS. Except for any written instrument concurrent or subsequent to the date hereof executed by the Company and the Investor, this Warrant and the Agreement contain the entire understanding of the parties with respect to the matters covered hereby and thereby. No provision of this Warrant may be waived or amended other than by a written instrument signed by the party against whom enforcement of any such amendment or waiver is sought.

                  Section 12.       RESTRICTED SECURITIES.

                  (a) REGISTRATION OR EXEMPTION REQUIRED. This Warrant has been issued in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended, in reliance upon the provisions of Section 4(2) thereof. This Warrant and the Warrant Shares issuable upon exercise of this Warrant may not be resold except pursuant to an effective registration statement or an exemption to the registration requirements of the Securities Act of 1933 and applicable state laws.

                  (b)      LEGEND. Any replacement Warrants issued pursuant to
Section 2 and Section 9 hereof and, unless a registration statement has been declared effective by the SEC in accordance with the Securities Act of 1933, as amended, with respect thereto, any Warrant Shares issued upon exercise hereof, shall bear the following legend:

                  "THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY OTHER APPLICABLE SECURITIES LAWS AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH OTHER SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, HYPOTHECATED OR OTHERWISE DISPOSED OF, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO A TRANSACTION WHICH IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION."

                  (c) NO OTHER LEGEND OR STOCK TRANSFER RESTRICTIONS. No legend other than the one specified in Section 12(b) has been or shall be placed on the share certificates representing the Warrant Shares and no instructions or "stop transfer orders" (so called "stock transfer restrictions") or other restrictions have been or shall be given to the Company's transfer agent with respect thereto other than as expressly set forth in this Section 12.

                  (d) ASSIGNMENT. Assuming the conditions of Section 12(a) above regarding registration or exemption have been satisfied, the Warrant Holder, with the prior written consent of the Company (which consent shall not be unreasonably withheld, conditioned or delayed), may sell, transfer, assign, pledge or otherwise dispose of this Warrant, in whole or in part. In the event of a transfer in accordance with the preceding sentence, (i) the Warrant Holder shall deliver a written notice to Company, substantially in the form of the Assignment attached hereto as Exhibit B, indicating the person or persons to whom the Warrant shall be assigned and the respective number of warrants to be assigned to each assignee, and (ii) the Company shall effect the assignment within ten (10) days, and shall deliver to the assignee(s) designated by the Warrant Holder a Warrant or Warrants of like tenor and terms for the appropriate number of shares.

                  (e) INVESTOR'S COMPLIANCE. Nothing in this Section 12 shall affect in any way the Investor's obligations under any agreement to comply with all applicable securities laws upon resale of the Common Stock.

                  Section 13. NOTICES. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile (with accurate confirmation generated by the transmitting facsimile machine) at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

                  If to the Company:

                  Aksys, Ltd.
                  Two Marriott Drive
                  Lincolnshire, Illinois  60069
                  Telephone:  (847) 229 2020
                  Facsimile:  (847) 229 2080
                  Attention:  Chief Financial Officer

with a copy (which shall not constitute notice) to:

                  Kirkland & Ellis
                  200 East Randolph Drive
                  Chicago, Illinois  60601
                  Telephone:  (312) 861 2000
                  Facsimile:  (312) 861 2200
                  Attention:  Keith S. Crow, P.C.

if to the Investor:

                  Kingsbridge Capital Limited c/o Kingsbridge Corporate Services Limited
                  Main Street

                  Kilcullen, County Kildare
                  Republic of Ireland
                  Telephone:     011-353-45-481-811
                  Facsimile:     011-353-45-482-003
                  Attention:     Adam Gurney, Director

with a copy (which shall not constitute notice) to:

                  Clifford Chance US LLP
                  200 Park Avenue, 52nd Floor
                  New York, NY  10166
                  Telephone:  (212) 878-8000
                  Facsimile:  (212) 878-8375
                  Attention:  Earl Zimmerman, Esq. / Keith M. Andruschak, Esq.

                  Either party hereto may from time to time change its address or facsimile number for notices under this Section 13 by giving at least ten
(10) days prior written notice of such changed address or facsimile number to the other party hereto.

                  Section 14. MISCELLANEOUS. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

                  IN WITNESS WHEREOF, this Warrant was duly executed by the undersigned, thereunto duly authorized, as of the date first set forth above.

AKSYS, LTD.


By:
   ------------------------------------
       Name:
       Title:

                            EXHIBIT A TO THE WARRANT

                                  EXERCISE FORM

                                   AKSYS, LTD.

         The undersigned hereby irrevocably exercises the right to purchase __________________ shares of Common Stock of Aksys, Ltd., a Delaware corporation, evidenced by the attached Warrant, and (CIRCLE EITHER (i) or (ii))
(i) tenders herewith payment of the Aggregate Exercise Price with respect to such shares in full, in the amount of $________, in cash, by certified or official bank check or by wire transfer for the account of the Company or (ii) elects, pursuant to Section 2(c) of the Warrant, to convert such Warrant into shares of Common Stock of Aksys, Ltd. on a cashless exercise basis, all in accordance with the conditions and provisions of said Warrant.

         The undersigned requests that stock certificates for such Warrant Shares be issued, and a Warrant representing any unexercised portion hereof be issued, pursuant to this Warrant, in the name of the registered Warrant Holder and delivered to the undersigned at the address set forth below.

Dated:_______________________________________

_____________________________________________
Signature of Registered Holder
Name of Registered Holder (Print)


_____________________________________________
Address

                            EXHIBIT B TO THE WARRANT
                                   ASSIGNMENT


         (To be executed by the registered Warrant Holder desiring to transfer the Warrant)

         FOR VALUED RECEIVED, the undersigned Warrant Holder of the attached Warrant hereby sells, assigns and transfers unto the persons below named the right to purchase ______________ shares of Common Stock of Aksys, Ltd. evidenced by the attached Warrant and does hereby irrevocably constitute and appoint ______________________ attorney to transfer the said Warrant on the books of the Company, with full power of substitution in the premises.

Dated:

__________________________________
Signature


Fill in for new Registration of Warrant:


_________________________________________
Name


_________________________________________
Address


_________________________________________
Please print name and address of assignee
(including zip code number)

                                                                       EXHIBIT C

                              Officer's Certificate

I, [NAME OF OFFICER], do hereby certify to Kingsbridge Capital Limited (the "Investor"), with respect to the common stock of Aksys, Ltd. (the "Company") issuable in connection with the Draw Down Notice, dated _____________ (the "Notice") attached hereto and delivered pursuant to Article II of the Common Stock Purchase Agreement, dated January __, 2003 (the "Agreement"), by and between the Company and the Investor, as follows:

1.       I am the duly elected [OFFICER] of the Company.

2. The representations and warranties of the Company set forth in Article IV of the Agreement are true and correct in all material respects as though made on and as of the date hereof (except for such representations and warranties that are made as of a particular date).

3. The Company has performed in all material respects all covenants and agreements to be performed by the Company on or prior to the date hereof related to the Notice and has satisfied each of the conditions to the obligation of the Investor set forth in Article VII of the Agreement.

The undersigned has executed this Certificate this ____ day of _________, 200__.


                                          _____________________________________
                                          Name:
                                          Title: